SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Synovus Financial Corp.

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Richard E. Anthony
Chairman of the Board and
Chief Executive Officer

March 23, 2007

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders at 10:00 a.m. on Wednesday, April 25, 2007, at the RiverCenter for the Performing Arts, 900 Broadway, Columbus, Georgia 31901. Enclosed with this Proxy Statement are your proxy card and the 2006 Annual Report.

We hope that you will be able to be with us and let us give you a review of 2006. If you are unable to attend the meeting, you can listen to it live and view the slide presentation over the Internet. You can access the meeting by going to our website at www.synovus.com. Additionally, we will maintain copies of the slides and audio of the presentation to the 2007 Annual Meeting on the website for reference after the meeting.

Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. To make sure your shares are represented, we urge you to vote promptly.

Thank you for helping us make 2006 a good year. We look forward to your continued support in 2007 and another good year.

Sincerely yours,

Richard E. Anthony

Synovus Financial Corp.	•	Post Office Box 120	•	Columbus, Georgia 31902-0120

SYNOVUS®

NOTICE OF THE 2007 ANNUAL MEETING OF SHAREHOLDERS

TIME	10:00 a.m. Wednesday, April 25, 2007

PLACE	RiverCenter for the Performing Arts 900 Broadway Columbus, Georgia 31901

ITEMS OF BUSINESS	(1) To elect 18 directors.

(2) To approve the Synovus Financial Corp. 2007 Omnibus Plan.

(3) To ratify the appointment of KPMG LLP as Synovus’ independent auditor for the year 2007.

(4) To consider a shareholder proposal regarding director election by majority vote.

(5) To transact such other business as may properly come before the meeting and any adjournment thereof.

WHO MAY VOTE	You can vote if you were a shareholder of record on February 20, 2007.

ANNUAL REPORT	A copy of the Annual Report is enclosed.

PROXY VOTING	Your vote is important. Please vote in one of these ways:

(1) Use the toll-free telephone number shown on the proxy card;

(2) Visit the website listed on your proxy card;

(3) Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope provided; or

(4) Submit a ballot at the Annual Meeting.

G. Sanders Griffith, III
Secretary

Columbus, Georgia
March 23, 2007

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES PROMPTLY.

PROXY STATEMENT
VOTING INFORMATION

Purpose

This Proxy Statement and the accompanying proxy card are being mailed to Synovus shareholders beginning on or about March 23, 2007. The Synovus Board of Directors is soliciting proxies to be used at the 2007 Annual Meeting of Synovus Shareholders which will be held on April 25, 2007, at 10:00 a.m., at the RiverCenter for the Performing Arts, 900 Broadway, Columbus, Georgia. Proxies are solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting of Shareholders or any adjournment of that meeting.

Who Can Vote

You are entitled to vote if you were a shareholder of record of Synovus stock as of the close of business on February 20, 2007. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.

Quorum and Shares Outstanding

A majority of the votes entitled to be cast by the holders of the outstanding shares of Synovus stock must be present, either in person or represented by proxy, in order to conduct the Annual Meeting of Synovus Shareholders. On February 20, 2007,           shares of Synovus stock were outstanding.

Proxy Card

The Board has designated two individuals to serve as proxies to vote the shares represented by proxies at the Annual Meeting of Shareholders. If you properly submit a proxy but do not specify how you want your shares to be voted, your shares will be voted by the designated proxies in accordance with the Board’s recommendations as follows:

“FOR:”

•	The election of all the director nominees;

•	The approval of the Synovus Financial Corp. 2007 Omnibus Plan; and

•	The ratification of the appointment of KPMG LLP as Synovus’ independent auditor for the year 2007;

and “AGAINST:”

•	The shareholder proposal regarding director election by majority vote.

The designated proxies will vote in their discretion on any other matter that may properly come before the meeting. At the date the Proxy Statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

Voting of Shares

Holders of Synovus stock are entitled to ten votes on each matter submitted to a vote of shareholders for each share of Synovus stock owned on February 20, 2007 which: (i) has had the same owner since February 20, 2003; (ii) was acquired by reason of participation in a dividend reinvestment plan offered by Synovus and is held by the same owner who acquired it under such plan; (iii) is held by the same owner to whom it was issued as a result of an acquisition of a company or business by Synovus where the resolutions adopted by Synovus’ Board of Directors approving the acquisition specifically grant ten votes per share; (iv) was acquired under any employee, officer and/or director benefit plan maintained for one or more employees, officers and/or directors of Synovus and/or its subsidiaries, and is held by the same owner for whom it was acquired under any such plan; (v) is held by the same owner to whom it was issued by Synovus, or to whom it was transferred by Synovus from treasury shares, and the resolutions adopted by Synovus’ Board of Directors approving such issuance and/or transfer specifically grant ten votes per share; (vi) was acquired as a direct result of a stock split, stock dividend or other type of share distribution if the share as to which it was distributed was acquired prior to, and has been held by the same owner since, February 20, 2003; (vii) has been owned continuously by the same shareholder for a period of 48 consecutive months prior to the record date of any meeting of shareholders at which the share is eligible to be voted; or (viii) is owned by a holder who, in addition to shares which are owned under the provisions of (i)-(vii) above, is the owner of less than 1,139,063 shares of Synovus stock (which amount has been appropriately adjusted to reflect stock splits and with such amount to be appropriately adjusted to properly reflect any other change in Synovus stock by means of a stock split, a stock dividend, a recapitalization or otherwise). Shareholders of shares of Synovus stock not described above are entitled to one vote per share for each share. The actual voting power of each holder of shares of Synovus stock will be based on information possessed by Synovus at the time of the Annual Meeting.

As Synovus stock is registered with the Securities and Exchange Commission and is traded on the New York Stock Exchange, Synovus stock is subject to the provisions of an NYSE rule which, in general, prohibits a company’s common stock and equity securities from being authorized or remaining authorized for trading on the NYSE if the company issues securities or takes other corporate action that would have the effect of nullifying, restricting or disparately reducing the voting rights of existing shareholders of the company. However, the rule contains a “grandfather” provision, under which Synovus’ ten vote provision falls, which, in general, permits grandfathered disparate voting rights plans to continue to operate as adopted. The number of votes that each shareholder will be entitled to exercise at the Annual Meeting will depend upon whether each share held by the shareholder meets the requirements which entitle one share of Synovus stock to ten votes on each matter submitted to a vote of shareholders. Shareholders of Synovus stock must complete the Certification on the proxy in order for any of the shares represented by the proxy to be entitled to ten votes per share. All shares entitled to vote and represented in person or by properly completed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted in accordance with instructions indicated on those proxies.

SHAREHOLDERS WHO DO NOT CERTIFY ON THEIR PROXIES SUBMITTED BY MAIL, INTERNET OR PHONE THAT THEY ARE ENTITLED TO TEN VOTES PER SHARE WILL BE ENTITLED TO ONLY ONE VOTE PER SHARE.

Synovus Dividend Reinvestment and Direct Stock Purchase Plan:  If you participate in this Plan, your proxy card represents shares held in the Plan, as well as shares you hold directly in certificate form registered in the same name.

Required Votes

Directors are elected by a plurality of the votes cast, which means the 18 nominees who receive the largest number of properly executed votes will be elected as directors. Cumulative voting is not permitted. Shares that are represented by proxies which are marked “withhold authority” for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons.

The affirmative vote of a majority of the votes cast is needed to approve the Synovus Financial Corp. 2007 Omnibus Plan, ratify the appointment of KPMG LLP as Synovus’ independent auditor for 2007 and approve the shareholder proposal regarding director election by majority vote.

Tabulation of Votes

Under certain circumstances, brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (a “broker non-vote”). In these cases, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to those matters and, therefore, will have no effect on the vote with respect to any proposal.

How You Can Vote

You may vote by proxy or in person at the meeting. To vote by proxy, you may select one of the following options:

Vote By Telephone:

You can vote your shares by telephone by calling the toll-free telephone number (at no cost to you) shown on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card.

Vote By Internet:

You can also choose to vote on the Internet. The website for Internet voting is shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote on the Internet, you do NOT need to return your proxy card.

Vote By Mail:

If you choose to vote by mail, simply mark your proxy card, date and sign it, sign the Certification and return it in the postage-paid envelope provided.

Revocation of Proxy

If you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting. You may do this by (a) signing another proxy card with a later date and returning it to us prior to the meeting, (b) voting again by telephone or on the Internet prior to the meeting, or (c) attending the meeting in person and casting a ballot.

CB&T and Total System Services, Inc.

Synovus is the owner of all of the issued and outstanding shares of common stock of Columbus Bank and Trust Company® (“CB&T”). CB&T owns individually 81.1% of the outstanding shares of Total System Services, Inc.® (“TSYS®”), an electronic payment processing company.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Philosophy

The business affairs of Synovus are managed under the direction of the Board of Directors in accordance with the Georgia Business Corporation Code, as implemented by Synovus’ Articles of Incorporation and bylaws. The role of the Board of Directors is to effectively govern the affairs of Synovus for the benefit of its shareholders and other constituencies. The Board strives to ensure the success and continuity of business through the election of qualified management. It is also responsible for ensuring that Synovus’ activities are conducted in a responsible and ethical manner. Synovus is committed to having sound corporate governance principles.

Independence

The listing standards of the New York Stock Exchange provide that a director does not qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with Synovus. The Board has established categorical standards of independence to assist it in determining director independence which conform to the independence requirements in the NYSE listing standards. The categorical standards of independence are incorporated within our Corporate Governance Guidelines, are attached to this Proxy Statement as Appendix A and are also available in the Corporate Governance Section of our website at www.synovus.com/governance.

The Board has determined that a majority of its members are independent as defined by the listing standards of the NYSE and meet the categorical standards of independence set by the Board. Synovus’ Board has determined that the following directors are independent: Daniel P. Amos, Richard Y. Bradley, Frank W. Brumley, Elizabeth W. Camp, C. Edward Floyd (who retired as a director in 2006), T. Michael Goodrich, V. Nathaniel Hansford, John P. Illges, III (who retired as a director in 2006), Mason H. Lampton, Elizabeth C. Ogie, H. Lynn Page, J. Neal Purcell, Melvin T. Stith and William B. Turner, Jr. Please see “Certain Relationships and Related Transactions” on page 46 which includes information with respect to immaterial relationships between Synovus and its independent directors. This information was considered by the Board in determining a director’s independence from Synovus under Synovus’ categorical standards of independence and the NYSE listing standards.

Attendance at Meetings

The Board of Directors held four meetings in 2006. All directors attended at least 75% of Board and committee meetings held during their tenure during 2006 except James H. Blanchard. Mr. Blanchard attended all four meetings of the Board of Directors but was absent from three of the five Executive Committee meetings. The average attendance by directors at the aggregate number of Board and committee meetings they were scheduled to attend was 94%. Although Synovus has no formal policy with respect to Board members’ attendance at its annual meetings, it is customary for all Board members to attend as there is a Board meeting immediately preceding the annual meeting. All of Synovus’ directors who were serving at the time attended the 2006 Annual Meeting of Shareholders.

Committees of the Board

Synovus’ Board of Directors has four principal standing committees — an Executive Committee, an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation Committee. Each committee has a written charter adopted by the Board of Directors that complies with the listing standards of the NYSE pertaining to corporate governance. Copies of the committee charters are available in the Corporate Governance section of our website at www.synovus.com/governance. The Board has determined that each member of the Audit, Corporate Governance and Nominating and Compensation Committees is an

independent director as defined by the listing standards of the NYSE and our Corporate Governance Guidelines. The following table shows the membership of the various committees.

Corporate Governance
Executive	Audit	and Nominating	Compensation

V. Nathaniel Hansford, Chair	J. Neal Purcell, Chair	Richard Y. Bradley, Chair	V. Nathaniel Hansford, Chair
Richard E. Anthony	Elizabeth W. Camp	Daniel P. Amos	T. Michael Goodrich
James H. Blanchard	H. Lynn Page	Frank W. Brumley	Mason H. Lampton
Richard Y. Bradley	Melvin T. Stith	Elizabeth C. Ogie
Gardiner W. Garrard, Jr.
T. Michael Goodrich
Mason H. Lampton
J. Neal Purcell
James D. Yancey

Executive Committee.  Synovus’ Executive Committee held five meetings in 2006. During the intervals between meetings of Synovus’ Board of Directors, Synovus’ Executive Committee possesses and may exercise any and all of the powers of Synovus’ Board of Directors in the management and direction of the business and affairs of Synovus with respect to which specific direction has not been previously given by Synovus’ Board of Directors unless Board action is required by Synovus’ governing documents, law or rule.

Audit Committee.  Synovus’ Audit Committee held 11 meetings in 2006. Its Report is on page 27. The Board has determined that all four members of the Committee are independent and financially literate under the rules of the NYSE and that at least one member, J. Neal Purcell, is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The primary functions of Synovus’ Audit Committee include:

•	Monitoring the integrity of Synovus’ financial statements, Synovus’ systems of internal controls and Synovus’ compliance with regulatory and legal requirements;

•	Monitoring the independence, qualifications and performance of Synovus’ independent auditor and internal auditing activities; and

•	Providing an avenue of communication among the independent auditor, management, internal audit and the Board of Directors.

Corporate Governance and Nominating Committee.  Synovus’ Corporate Governance and Nominating Committee held three meetings in 2006. The primary functions of Synovus’ Corporate Governance and Nominating Committee include:

•	Identifying qualified individuals to become Board members;

•	Recommending to the Board the director nominees for each annual meeting of shareholders and director nominees to be elected by the Board to fill interim director vacancies;

•	Overseeing the annual review and evaluation of the performance of the Board and its committees; and

•	Developing and recommending to the Board corporate governance guidelines.

Compensation Committee.  Synovus’ Compensation Committee held six meetings in 2006. Its Report is on page 38. The primary functions of Synovus’ Compensation Committee include:

•	Designing and overseeing Synovus’ executive compensation program;

•	Designing and overseeing all compensation and benefit programs in which employees and officers of Synovus are eligible to participate; and

•	Performing an annual evaluation of the Chief Executive Officer.

The Compensation Committee’s charter reflects these responsibilities and allows the Committee to delegate any matters within its authority to individuals or subcommittees it deems appropriate. In addition, the Committee has the authority under its charter to retain outside advisors to assist the Committee in the performance of its duties. In July 2005, the Committee retained the services of Hewitt Associates for 2005 and 2006 to:

•	Provide ongoing recommendations regarding executive compensation consistent with Synovus’ business needs, pay philosophy, market trends and latest legal and regulatory considerations;

•	Provide market data for base salary, short-term incentive and long-term incentive decisions; and

•	Advise the Committee as to best practices.

Hewitt was engaged directly by the Committee, although the Committee also directed that Hewitt continue to work with Synovus’ management. Synovus’ Director of Human Resources and his staff develop executive compensation recommendations for the Committee’s consideration in conjunction with Synovus’ Chief Executive Officer and Chief People Officer and with the advice of Hewitt Associates.

Synovus’ Director of Human Resources works with the Chairman of the Committee to establish the agenda for Committee meetings. Management also prepares background information for each Committee meeting. Synovus’ Chief People Officer and Director of Human Resources attend all Committee meetings, while Synovus’ Chief Executive Officer attends some Committee meetings, such as the Committee meeting in which his performance is reviewed with the Committee or other meetings upon the request of the Committee. The Chief Executive Officer, Chief People Officer and the Director of Human Resources do not have authority to vote on Committee matters. A compensation consultant with Hewitt Associates also attends some Committee meetings upon the request of the Committee.

Compensation Committee Interlocks and Insider Participation.  Messrs. Hansford, Goodrich and Lampton served on the Compensation Committee during 2006. None of these individuals is or has been an officer or employee of Synovus.

Consideration of Director Candidates

Shareholder Candidates.  The Corporate Governance and Nominating Committee will consider candidates for nomination as a director submitted by shareholders. Although the Committee does not have a separate policy that addresses the consideration of director candidates recommended by shareholders, the Board does not believe that such a separate policy is necessary as Synovus’ bylaws permit shareholders to nominate candidates and as one of the duties set forth in the Corporate Governance and Nominating Committee charter is to review and consider director candidates submitted by shareholders. The Committee will evaluate individuals recommended by shareholders for nomination as directors according to the criteria discussed below and in accordance with Synovus’ bylaws and the procedures described under “Shareholder Proposals and Nominations” on page 53.

Director Qualifications.  Synovus’ Corporate Governance Guidelines contain Board membership criteria considered by the Corporate Governance and Nominating Committee in recommending nominees for a position on Synovus’ Board. The Committee believes that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the affairs of Synovus, be free from conflicts of interest with Synovus, must not have reached the retirement age for Synovus directors and be willing to make, and financially capable of making, the required investment in Synovus’ stock pursuant to Synovus’ Director Stock Ownership

Guidelines. The Committee also considers the following criteria when reviewing a director candidate:

•	The extent of the director’s/potential director’s business acumen and experience;

•	Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, race, place of residence and specialized experience;

•	Whether the director/potential director meets the independence requirements of the listing standards of the NYSE;

•	Whether the director/potential director would be considered a “financial expert” or “financially literate” as defined in the listing standards of the NYSE;

•	Whether the director/potential director, by virtue of particular technical expertise, experience or specialized skill relevant to Synovus’ current or future business, will add specific value as a Board member; and

•	Whether the director/potential director possesses a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

Identifying and Evaluating Nominees

The Corporate Governance and Nominating Committee has two primary methods for identifying director candidates (other than those proposed by Synovus’ shareholders, as discussed above). First, on a periodic basis, the Committee solicits ideas for possible candidates from a number of sources including members of the Board, Synovus executives and individuals personally known to the members of the Board. Second, the Committee is authorized to use its authority under its charter to retain at Synovus’ expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms).

The Committee will consider all director candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. The director candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year. If based on the Committee’s initial evaluation a director candidate continues to be of interest to the Committee, the Chair of the Committee will interview the candidate and communicate his evaluation to the other Committee members and executive management. Additional interviews are conducted, if necessary, and ultimately the Committee will meet to finalize its list of recommended candidates for the Board’s consideration. One nominee for election as a director, Frederick L. Green, III, has not previously been elected by the shareholders of Synovus. Mr. Green was recommended to the Committee for consideration as a director nominee by the chief executive officer of Synovus.

Meetings of Non-Management and Independent Directors

The non-management directors of Synovus meet separately at least four times a year after each regularly scheduled meeting of the Board of Directors. Synovus’ independent directors meet at least once a year. V. Nathaniel Hansford, Synovus’ Lead Director, presides at the meetings of non-management and independent directors.

Communicating with the Board

Synovus’ Board provides a process for shareholders and other interested parties to communicate with one or more members of the Board, including the Lead Director, or the non-management or independent directors as a group. Shareholders and other interested parties may communicate with the Board by writing the Board of Directors, Synovus Financial Corp., c/o General Counsel’s Office, 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901 or by calling (800)240-1242. These procedures are also available in the Corporate Governance section of our website at www.synovus.com/governance. Synovus’ process for handling shareholder and other communications to the Board has been approved by Synovus’ independent directors.

Additional Information about Corporate Governance

Synovus has adopted Corporate Governance Guidelines which are regularly reviewed by the Corporate Governance and Nominating Committee. We have also adopted a Code of Business Conduct and Ethics which is applicable to all directors, officers and employees. In addition, we maintain procedures for the confidential, anonymous submission of any complaints or concerns about Synovus, including complaints regarding accounting, internal accounting controls or auditing matters. Shareholders may access Synovus’ Corporate Governance Guidelines, Code of Business Conduct and Ethics, each committee’s current charter, procedures for shareholders and other interested parties to communicate with the Lead Director or with the non-management or independent directors individually or as a group and procedures for reporting complaints and concerns about Synovus, including complaints concerning accounting, internal accounting controls and auditing matters in the Corporate Governance section of our website at www.synovus.com/governance. Copies of these documents are also available in print upon written request to the Corporate Secretary, Synovus Financial Corp., 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901.

DIRECTOR COMPENSATION

Director Compensation Table

The following table summarizes the compensation paid by Synovus to directors for the year ended December 31, 2006.

	Fees Earned
	or Paid in	Stock	All Other
Name	Cash ($)	Awards ($)(1)	Compensation ($)		Total ($)

Daniel P. Amos	$40,000	$8,773	$10,000	(2)	$54,237
Richard Y. Bradley	55,000	8,773	67,551	(3)	126,788
Frank W. Brumley	40,000	8,773	18,850	(2)(3)	63,087
Elizabeth W. Camp	45,000	8,773	15,000	(2)(3)	64,237
C. Edward Floyd, M.D.(4)	40,000	23,315	16,500	(2)(3)	60,737
Gardiner W. Garrard, Jr.	45,000	8,773	67,551	(3)	116,788
T. Michael Goodrich	50,000	8,773	20,000	(2)(3)	74,237
V. Nathaniel Hansford	60,000	8,773	24,305	(2)(3)	88,542
John P. Illges, III(5)	45,000	23,315	57,151	(3)	106,388
Alfred W. Jones III	35,000	8,773	58,451	(2)(3)	97,688
Mason H. Lampton	50,000	8,773	72,051	(2)(3)	126,288
Elizabeth C. Ogie	40,000	8,773	3,000	(3)	47,237
H. Lynn Page	45,000	8,773	77,551	(3)	126,788
J. Neal Purcell	65,000	8,773	10,000	(2)	79,237
Melvin T. Stith	45,000	8,773	10,000	(2)	59,237
William B. Turner, Jr.	35,000	8,773	8,500	(3)	47,737
James D. Yancey	45,000	8,773	141,222	(2)(3)(6)	190,459

**	Compensation for Messrs. Blanchard, Anthony and Green for service on the Synovus Board is described under the Summary Compensation Table found on page 39.

(1)	The grant date fair value of the 500 shares of restricted Synovus stock awarded to each director in 2006 was $13,865. The amount in this column reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with FAS 123(R) and includes amounts from awards granted in 2006 and prior to 2006. For a discussion of the restricted stock awards reported in this column, see Note 15 of Notes to Consolidated Financial Statements in the Financial Appendix. At December 31, 2006, each director held an aggregate of 1,000 shares of restricted Synovus stock, none of which are vested, with the exception of Messrs. Floyd and Illges whose shares vested upon retirement as a director.

(2)	Includes $10,000 in contributions made by Synovus under Synovus’ Director Stock Purchase Plan. As described more fully below, qualifying directors can elect to contribute up to $5,000 per calendar quarter to make purchases of Synovus stock, and Synovus contributes an additional amount equal to 50% of the directors’ cash contributions under the plan.

(3)	Includes compensation of $67,551 for Messrs. Bradley, Garrard and Yancey, $8,850 for Mr. Brumley, $5,000 for Ms. Camp, $6,500 for Dr. Floyd, $10,000 for Mr. Goodrich, $14,305 for Mr. Hansford, $57,151 for Mr. Illges, $48,451 for Mr. Jones, $62,051 for Mr. Lampton, $3,000 for Ms. Ogie, $77,551 for Mr. Page and $8,500 for Mr. Turner for service as a director of certain of Synovus’ subsidiaries.

(4)	Upon reaching the age of 72 in May 2006, Dr. Floyd retired as a director and became an emeritus director of Synovus pursuant to Synovus’ bylaws.

(5)	Upon reaching the age of 72 in December 2006, Mr. Illges retired as a director and became an emeritus director of Synovus pursuant to Synovus’ bylaws.

(6)	Includes perquisite of $53,835 for providing Mr. Yancey with administrative assistance. Also includes incremental costs incurred by Synovus, if any, for providing Mr. Yancey with office space, security alarm monitoring and spousal entertainment (recreational activities at the TSYS Board retreat). Mr. Yancey, the former Chairman of the Board of Synovus, was provided with administrative assistance and office space during 2006. In computing the incremental cost to Synovus of providing Mr. Yancey with administrative assistance throughout 2006, Synovus aggregated the cost to Synovus of providing salary, benefits and office space (based on lease payments per square foot) to Mr. Yancey’s assistant and allocated the portion of which was attributable to providing services to Mr. Yancey as his assistant did not work exclusively with him. Amounts for office space, security alarm monitoring and spousal entertainment are not quantified because they do not exceed the greater of $25,000 or 10% of the total amount of perquisites.

Director Compensation Program

The Corporate Governance and Nominating Committee of Synovus is responsible for the oversight and administration of the Synovus director compensation program. The Committee’s charter reflects these responsibilities and does not allow the Committee to delegate its authority to any person other than the members of the Corporate Governance and Nominating Committee. Under its charter, the Committee has authority to retain outside advisors to assist the Committee in performance of its duties. In November 2004, the Corporate Governance and Nominating Committee retained Mercer Human Resource Consulting to review the competitiveness of the Synovus director compensation program. Mercer was directed to develop peer groups of 15 to 20 companies against which to benchmark director compensation at Synovus and to review and compare director pay practices at Synovus to industry peer companies and to those of general industry companies, analyzing cash compensation, long-term incentive compensation and total compensation. The Corporate Governance and Nominating Committee also asked Mercer to overview recent director pay trends, including shifts in pay mix, equity compensation trends and changes related to increased responsibilities and liability. Mercer’s recommendations for director compensation were then presented to the Committee. In January 2005, Mercer recommended certain changes to the director compensation program at Synovus; the Corporate Governance and Nominating Committee discussed and considered these recommendations and recommended to the Board that it approve the current compensation structure. The decisions made by the Committee are the responsibility of the Committee and may reflect factors and considerations other than the information and recommendations provided by Mercer. The Committee has decided to review and evaluate director compensation every two years.

Cash Compensation of Directors.  As reflected in the “Fees Earned or Paid in Cash” column of the Director Compensation Table above, for the fiscal year ended December 31, 2006, directors of Synovus received an annual cash retainer of $35,000, with Compensation Committee and Corporate Governance and Nominating Committee members receiving an additional cash retainer of $5,000 and Audit Committee and Executive Committee members receiving an additional cash retainer of $10,000. In addition, the Chairpersons of the Compensation Committee and Corporate Governance and Nominating Committee received a $5,000 cash retainer, the Chairperson of the Audit Committee received a $10,000 cash retainer and the Lead Director received a $5,000 cash retainer.

By paying each director an annual retainer, Synovus compensates each director for his or her role and judgment as an advisor to Synovus, rather than for his or her attendance or effort at individual meetings. In so doing, directors with added responsibility are recognized with higher cash compensation. For example, members of the Audit Committee receive a higher cash retainer based upon the enhanced duties, time commitment and responsibilities of service on that committee. The Corporate Governance and Nominating Committee believes that this additional cash compensation is appropriate.

In determining the specific amounts of cash compensation, including fees for service on committees and as chairpersons of those committees, the Corporate Governance and Nominating Committee, with the assistance of Mercer, studied cash compensation at a peer group of 23 companies in the banking industry and at 350 large industrial, financial and service organizations and set the cash compensation levels at or around the 50th percentile for such peer companies.

Directors may elect to defer all or a portion of their cash compensation under the Synovus Directors’ Deferred Compensation Plan. The Directors’ Deferred Compensation Plan does not provide directors with an “above market” rate of return. Instead, the deferred amounts are deposited into one or more investment funds at the election of the director. In so doing, the plan is designed to allow directors to defer the income taxation of a portion of their compensation and to receive an investment return on those deferred amounts. All deferred fees are payable only in cash. Each of Messrs. Amos, Floyd, Goodrich, Jones and Purcell and Ms. Camp deferred all of their cash compensation under this plan during 2006.

Equity Compensation of Directors.  During 2006, non-management directors also received an annual award of 500 shares of restricted Synovus stock in the form of a grant from the Synovus 2002 Long-Term Incentive Plan, 100% of which vests after three years. The Board granted these restricted stock awards to directors on February 1, 2006, the first day of the month following the Corporate Governance and Nominating Committee meeting to approve director compensation for the fiscal year. These restricted stock awards are designed to create equity ownership and to focus directors on the long-term performance of Synovus.

Before restricted stock awards were first granted to directors in 2005, Synovus’ directors were not compensated with equity ownership in the company, other than contributions under the Director Stock Purchase Plan. With the assistance of Mercer’s market analysis, the Corporate Governance and Nominating Committee determined in 2005 that a competitive director compensation program needed to include a more appropriate level of equity compensation in order to align Synovus with best practices and to remain competitive with the compensation programs at peer companies. First, the Committee determined that restricted stock awards were more appropriate than the use of stock options based upon the market shift in equity pay mix at other similarly situated companies. Second, the Committee determined that a grant of 500 shares of restricted Synovus stock was appropriate by analyzing the market on equity compensation and then determining the right mix based upon a market value approach to the number of shares awarded. In so doing, the grants of restricted stock provide Synovus directors with a more balanced pay mix between cash and equity, consistent with the market trend toward equal weighting of cash and equity.

Synovus’ Director Stock Purchase Plan is a non-qualified, contributory stock purchase plan pursuant to which qualifying Synovus directors can purchase, with the assistance of contributions from Synovus, presently issued and outstanding shares of Synovus stock. Under the terms of the Director Stock Purchase Plan, qualifying directors can elect to contribute up to $5,000 per calendar quarter to make purchases of Synovus stock, and Synovus contributes an additional amount equal to 50% of the directors’ cash contributions. Participants in the Director Stock Purchase Plan are fully vested in, and may request the issuance to them of, all shares of Synovus stock purchased for their benefit under the Plan. Synovus’ contributions under this Plan are included in the “All Other Compensation” column of the Director Compensation Table above.

Synovus’ contributions under the Director Stock Purchase Plan further provide directors the opportunity to buy and maintain an equity interest in Synovus and to share in the capital appreciation of Synovus. Together, the restricted stock awards and Synovus’ contributions under the Director Stock Purchase Plan provide an appropriate, competitive amount of compensation to directors in the form of equity, putting the equity component of compensation, as well as total compensation, at or near the median for peer group companies at the time the compensation structure was approved in 2005.

The restricted stock awards to directors and Synovus’ contributions under the Director Stock Purchase Plan also assist and facilitate directors’ fulfillment of their stock ownership requirements. Synovus’ Corporate Governance Guidelines require all directors to accumulate over time shares of Synovus stock equal in value to at least three times the value of their annual retainer. Directors have five years to attain this level of total stock ownership but must attain a share ownership threshold of one times the amount of the director’s annual retainer within three years. These stock ownership guidelines are designed to align the interests of Synovus’ directors to that of Synovus’ shareholders and the long-term performance of Synovus.

Consulting Agreement.  For a discussion of James H. Blanchard’s Consulting Agreement with Synovus, see “Consulting Agreement” on page 45.

PROPOSALS TO BE VOTED ON

PROPOSAL 1: ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES.

Number

At the date of this Proxy Statement, the Board of Directors of Synovus consists of 18 members. As 20 board seats have been authorized by Synovus’ shareholders, Synovus has two directorships which remain vacant. These vacant directorships could be filled in the future at the discretion of Synovus’ Board of Directors. This discretionary power gives Synovus’ Board of Directors the flexibility of appointing new directors in the periods between Synovus’ Annual Meetings should suitable candidates come to its attention. Proxies cannot be voted at the 2007 Annual Meeting for a greater number of persons than the number of nominees named.

Nominees for Election as Director

The Board has nominated each of the following 18 individuals to be elected as directors at the Annual Meeting upon the recommendation of the Corporate Governance and Nominating Committee. All nominees are currently directors of Synovus and have previously been elected by the shareholders. Each director elected will serve until the next Annual Meeting and until his or her successor is duly elected and qualified or until his or her earlier retirement, resignation or removal. The Board believes that each director nominee will be able to stand for election. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of the remaining nominees and in favor of any substitute nominee named by the Board upon the recommendation of the Corporate Governance and Nominating Committee. If you do not wish your shares voted for one or more of the nominees, you may so indicate on the proxy.

Following is the principal occupation, age and certain other information for each director nominee.

			Principal
			Occupation
		Year First	and Other
Name	Age	Elected Director	Information

Daniel P. Amos(1)	55	2001	Chairman of the Board and Chief Executive Officer, Aflac Incorporated (Insurance Holding Company)

Richard E. Anthony(2)	60	1993	Chairman of the Board and Chief Executive Officer, Synovus Financial Corp.

James H. Blanchard(3)	65	1972	Chairman of the Board and Chief Executive Officer, Retired, Synovus Financial Corp.; Director, Total System Services, Inc. and AT&T Corp.

Richard Y. Bradley	68	1991	Partner, Bradley & Hatcher (Law Firm); Director, Total System Services, Inc.

Frank W. Brumley(4)	66	2004	Chairman of the Board and Chief Executive Officer, Daniel Island Company (Planned Community Development)

Elizabeth W. Camp	55	2003	President and Chief Executive Officer, DF Management, Inc. (Investment and Management of Commercial Real Estate)

Gardiner W. Garrard, Jr.	66	1972	President, The Jordan Company (Real Estate Development and Private Equity Investments); Director, Total System Services, Inc.

T. Michael Goodrich	61	2004	Chairman and Chief Executive Officer, BE&K, Inc. (Engineering and Construction Company); Director, Energen Corporation

Frederick L. Green, III(5)	48	2006	President and Chief Operating Officer, Synovus Financial Corp.

V. Nathaniel Hansford(6)	63	1985	President, Retired, North Georgia College and State University

Alfred W. Jones III	49	2001	Chairman of the Board and Chief Executive Officer, Sea Island Company (Real Estate Development and Management); Director, Total System Services, Inc.

Mason H. Lampton(7)	59	1993	Chairman of the Board, Standard Concrete Products (Construction Materials Company); Director, Total System Services, Inc.

			Principal
			Occupation
		Year First	and Other
Name	Age	Elected Director	Information

Elizabeth C. Ogie(8)	56	1993	Private Investor

H. Lynn Page	66	1978	Director, Total System Services, Inc.

J. Neal Purcell	65	2003	Vice Chairman, Retired, KPMG LLP (Professional Services Provider); Director, Southern Company, Kaiser Permanente and Dollar General Corporation

Melvin T. Stith(9)	60	1998	Dean, Martin J. Whitman School of Management, Syracuse University; Director, Flowers Foods, Inc.

William B. Turner, Jr.(8)	55	2003	Vice Chairman of the Board and President, W.C. Bradley Co. (Consumer Products and Real Estate)

James D. Yancey(10)	65	1978	Chairman of the Board, Columbus Bank and Trust Company; Chairman of the Board, Retired, Synovus Financial Corp.; Director, Total System Services, Inc.

(1)	Daniel P. Amos previously served as a director of Synovus from 1991 until 1998, when he resigned as a director as required by federal banking regulations to join the board of a company affiliated with a Japanese bank.

(2)	Richard E. Anthony was elected Chairman of the Board and Chief Executive Officer of Synovus in October 2006. From 1995 until 2006, Mr. Anthony served in various capacities with Synovus, including Chief Executive Officer and President and Chief Operating Officer of Synovus.

(3)	James H. Blanchard was elected Chairman of the Board of Synovus in July 2005 and retired from that position in October 2006. Prior to 2005, Mr. Blanchard served in various capacities with Synovus and CB&T, including Chairman of the Board and Chief Executive Officer of Synovus and Chief Executive Officer of CB&T. Mr. Blanchard also retired as an executive officer of TSYS in October 2006 but continues to serve as a non-executive Chairman of the Executive Committee. Mr. Blanchard was elected as an executive officer Chairman of the Executive Committee of TSYS in February 1992.

(4)	Frank W. Brumley was elected Chairman of the Board and Chief Executive Officer of Daniel Island Company in January 2006. Prior to 2006, Mr. Brumley served as President of Daniel Island Company.

(5)	Frederick L. Green, III was elected President and Chief Operating Officer of Synovus in October 2006. Mr. Green served as Vice Chairman of Synovus from 2003 until 2006. From 1991 until 2003, Mr. Green served in various capacities with The National Bank of South Carolina, a banking subsidiary of Synovus, including President of The National Bank of South Carolina. Mr. Green continues to serve as Chairman of the Board of The National Bank of South Carolina.

(6)	V. Nathaniel Hansford serves as Lead Director of the Synovus Board.

(7)	Mason H. Lampton was elected Chairman of the Board of Standard Concrete Products in June 2004. Prior to 2004, Mr. Lampton served as President and Chief Executive Officer of Standard Concrete Products.

(8)	Elizabeth C. Ogie is William B. Turner, Jr.’s first cousin.

(9)	Melvin T. Stith was appointed Dean of Syracuse University’s Martin J. Whitman School of Management in January 2005. Prior to 2005, Mr. Stith served as Dean of the College of Business at Florida State University.

(10)	James D. Yancey retired as an executive employee of Synovus in December 2004 and served as a non-executive Chairman of the Board until July 2005. Mr. Yancey was elected as an executive officer Chairman of the Board of Synovus in October 2003. Prior to 2003, Mr. Yancey served in various capacities with Synovus and/or CB&T, including Vice Chairman of the Board and President of both Synovus and CB&T.

PROPOSAL 2: APPROVAL OF THE SYNOVUS FINANCIAL CORP.
2007 OMNIBUS PLAN

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE SYNOVUS FINANCIAL CORP. 2007 OMNIBUS PLAN.

Upon the recommendation of the Compensation Committee, on February 15, 2007 the Board of Directors adopted the Synovus Financial Corp. 2007 Omnibus Plan (“2007 Plan”), subject to shareholder approval. The purpose of the 2007 Plan is to advance the interests of Synovus and its shareholders through awards that give employees and directors a personal stake in Synovus’ growth, development and financial success. Awards under the 2007 Plan are designed to motivate employees and directors to devote their best interests to the business of Synovus. Awards will also help Synovus attract and retain the services of employees and directors who are in a position to make significant contributions to Synovus’ future success. Subject to approval by Synovus’ shareholders, compensation paid pursuant to the 2007 Plan is intended, to the extent reasonable, to qualify for tax deductibility under Section 162(m) (“Section 162(m)”) and Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as may be amended from time to time. After approval of the 2007 Plan, no further awards will be made under the Synovus 2002 and 2000 Long-Term Incentive Plans.

Eligibility and Participation.  Any employee of Synovus and its subsidiaries and any non-employee director of Synovus, approximately 12,625 persons, is eligible to participate in the 2007 Plan. Incentive stock options, however, may be granted only to employees. The Committee has discretion to select participants from year to year.

Shares Subject to the Plan.  The aggregate number of shares of Synovus stock which may be granted to participants pursuant to awards granted under the 2007 Plan may not exceed eighteen million (18,000,000) shares. Shares awarded under the 2007 Plan or the Synovus Financial Corp. 2002 and 2000 Long-Term Incentive Plans that are subsequently forfeited may also be awarded under the 2007 Plan. The maximum number of full-value awards (awards settled in stock other than stock options and stock appreciation rights) under the 2007 Plan shall be 9,000,000. As of December 31, 2006, 4,220,937 shares remain available for grant under Synovus’ 2002 and 2000 Long-Term Incentive Plans. Synovus does not anticipate granting new awards under such plans between fiscal year-end and the effective date of the 2007 Plan, except for grants of 222,879 stock options with an exercise price of $31.13 and a 10-year term and 50,909 shares of restricted stock.

Awards Under the 2007 Plan.  Pursuant to the 2007 Plan, Synovus may grant the following types of awards subject to the following conditions:

Nonqualified and Incentive Stock Options.  All stock options must have a maximum life of no more than ten years from the date of grant. At the time of grant, the Committee will determine the exercise price for any stock options. In no event, however, may the exercise price be less than 100% of the fair market value of Synovus’ common stock at the time of grant. At the time of exercise, payment in full of the exercise price will be paid in cash, shares of common stock valued at their fair market value on the date of exercise, a combination thereof, or by such other method as the Committee may determine.

Stock Appreciation Rights.  Stock appreciation rights offer participants the right to receive payment for the difference (spread) between the exercise price of the stock appreciation right and the market value of Synovus’ common stock at the time of redemption. The Committee may authorize payment of the spread for a stock appreciation right in the form of cash, common stock to be valued at its fair market value on the date of exercise, a combination thereof, or by such other method as the Committee may determine.

Restricted Stock and Restricted Stock Units.  The Committee may award common stock to a participant as a portion of the participant’s remuneration. In doing so, the Committee, in its discretion, may impose conditions or restrictions on the award of common stock. The Committee may also award restricted stock units which are similar to restricted stock except that no shares are actually awarded on the date of grant.

Performance Units or Performance Shares.  Section 162(m) generally limits to $1,000,000 the amount that a publicly held corporation may deduct for the compensation paid to its Chief Executive Officer and its four most highly compensated officers other than the Chief Executive Officer. “Qualified performance-based compensation,” however, is not subject to the $1,000,000 deduction limit. Accordingly, the 2007 Plan permits the Committee to establish performance goals consistent with Section 162(m) and authorizes the granting of cash, stock options, stock appreciation rights, common stock, other property, or any combination thereof to employees upon achievement of such established performance goals. In setting the performance goals, the Committee may use such measures as net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; market share; customer satisfaction; unit volume; working capital targets and change in working capital; economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); asset growth; non-interest expense as a percentage of total expense; loan charge-offs as a percentage of total loans; number of cardholder, merchant or other customer accounts processed or converted; and successful negotiation or renewal of contracts with new or existing customers. The performance goals may relate to the individual participant, to Synovus as a whole, or to a subsidiary, division, department, region, function or business unit of Synovus in which the participant is employed. Performance awards may be granted either alone or in addition to other grants made under the 2007 Plan.

Cash-Based Awards.  The Committee may grant cash-based awards to participants as determined by the Committee. Payment of the cash-based awards may be made in either cash or common stock.

Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related awards. These awards may be paid in either common stock or cash.

Maximum Amount Payable to Any Participant.  The annual award limits of the 2007 Plan include the following:

Options.  The maximum aggregate number of shares subject to options granted in any one plan year to any one participant is 4,000,000 shares.

Stock Appreciation Rights.  The maximum number of shares subject to stock appreciation rights granted in any one plan year to any one participant is 4,000,000 shares.

Restricted Stock or Restricted Stock Units.  The maximum aggregate grant with respect to awards of restricted stock or restricted stock units in any one plan year to any one participant is 2,000,000 shares.

Performance Units or Performance Shares.  The maximum aggregate award of performance units or performance shares that a participant may receive in any one plan year is 2,000,000 shares if the award is payable in shares, or equal to the value of 100,000 shares if the award is payable in cash or property other than shares, determined as of the earlier of the vesting or the payout date, as applicable.

Cash-Based Awards.  The maximum aggregate amount awarded or credited with respect to cash-based awards to any one participant in any one plan year may not exceed $2,000,000.

Other Stock-Based Awards.  The maximum aggregate grant with respect to other stock-based awards in any one plan year to any one participant is 2,000,000 shares.

Adjustments in Connection with Certain Events.  The Committee, in order to prevent dilution or enlargement of a participant’s rights under the 2007 Plan, shall substitute or adjust the number and kind of shares that may be issued under the 2007 Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits, and other value determinations applicable to outstanding awards in the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of Synovus, combination of shares, exchange of shares, dividend in-kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of Synovus, or any similar corporate event or transaction.

Duration of the 2007 Plan.  The 2007 Plan will become effective upon approval by Synovus’ shareholders. The 2007 Plan will terminate after 10 years or, if sooner, when all shares reserved under the 2007 Plan have been issued. At any time, the Board of Directors may terminate the 2007 Plan. The termination of the 2007 Plan will not affect outstanding awards in any way.

Administration.  The 2007 Plan will be administered by the Compensation Committee of the Board of Directors. Members of the Committee are appointed by the Board of Directors from among its members and may be removed by the Board of Directors in its discretion.

The Committee has broad discretion to construe, interpret and administer the 2007 Plan, to select the individuals to be granted Plan awards, to determine the number of shares to be subject to each Plan award, and to determine the terms, conditions and duration of each award. The Committee’s decisions will be conclusive, final and binding upon all parties. No member of the Committee will be liable for any action or determination made with respect to the 2007 Plan or any award granted under the 2007 Plan. To the fullest extent permitted by law, Synovus will indemnify the members of the Committee against reasonable expenses incurred in connection with any action taken against them with respect to the 2007 Plan or any award granted under the Plan.

Amendment of the 2007 Plan.  The Committee may amend, modify, suspend or terminate the 2007 Plan at any time except that no amendment, modification, suspension or termination may adversely affect an existing award under the 2007 Plan without the affected participant’s consent. In addition, no amendment, modification, suspension or termination shall be made which would reprice, replace or regrant through cancellation, or which would lower the option price of a previously granted option or the grant price of a previously granted stock appreciation right without the approval of shareholders. Moreover, under NYSE listing standards the 2007 Plan cannot be materially amended without the approval of shareholders.

Change in Control.  Unless otherwise determined by the Committee at grant, in the event of a change in control of Synovus, as defined in the 2007 Plan, the vesting of any outstanding awards granted under the 2007 Plan will be accelerated and all such awards will be fully exercisable.

Federal Tax Consequences of the 2007 Plan.  The following discussion of the federal income tax consequences of awards granted under the 2007 Plan is intended only as a summary of the present federal income tax treatment of awards. These laws are highly technical and are subject to change at any time. This summary does not discuss the tax consequences of a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.

Nonqualified Stock Options.  Nonqualified stock options granted under the 2007 Plan will not be taxable to a participant at grant but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. Synovus will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.

Incentive Stock Options.  An employee will generally not recognize ordinary income on receipt or exercise of an incentive stock option so long as he or she has been an employee of Synovus or its subsidiaries from the date the incentive stock option was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holds the shares of common stock received on exercise of the incentive stock option for one year after the date of exercise (and for two years from the date of grant of the incentive stock option), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an incentive stock option and satisfies these holding period requirements, Synovus may not deduct any amount in connection with the incentive stock option. If an employee exercises an incentive stock option but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, Synovus will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

Stock Appreciation Rights.  To the extent that the requirements of the Internal Revenue Code of 1986 are met, there are no immediate tax consequences to a participant when a stock appreciation right is granted. When a participant exercises the right to the appreciation in fair market value of shares represented by a stock appreciation right, payments made in common stock are normally includable in the participant’s gross income for regular income tax purposes. Synovus will be entitled to deduct the same amount as a business expense in the same year. The includable amount and corresponding deduction each equal the fair market value of the common stock payable on the date of exercise.

Restricted Stock.  The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock. The participant may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions. Generally, Synovus will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year the participant includes the compensation in income.

Restricted Stock Units.  Generally, a participant will not recognize ordinary income until common stock, cash, or other property become payable under the restricted stock unit, even if the award vests in an earlier year. Synovus will generally be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

Performance Units/ Performance Shares.  As stated above, the performance units and performance shares awarded under the 2007 Plan are intended to be “qualified performance-based compensation” under Section 162(m) and, therefore, deductible by Synovus when the employee recognizes ordinary income. Employees under the 2007 Plan incur no income tax liability upon the initial grant of performance units or performance shares. At the end of the performance or measurement period, however, employees realize ordinary income on any amounts received in cash or common stock. Any subsequent appreciation on the common stock is treated as a capital gain.

Cash-Based Awards/Other Stock-Based Awards.  Any cash payments or the fair market value of any common stock or other property a participant receives in connection with cash-based awards or other stock-based awards are includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, Synovus will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

Deferred Compensation.  All awards under the 2007 Plan must satisfy the requirements of Section 409A of the Internal Revenue Code of 1986 to avoid adverse tax consequences to participants.

Additional Information.  In the event the 2007 Plan is terminated, participants under the 2007 Plan will retain all rights to their awards in accordance with the terms of the awards.

In the event of a termination of service by a participant, the Committee will determine the length of time that the participant has to exercise a stock option or stock appreciation right and the extent to which the participant can retain the rights to restricted stock, restricted stock units, performance units, performance shares, cash-based awards, and other stock-based awards.

The Committee may provide for the payment of dividends on shares of common stock granted in connection with awards or dividend equivalents with respect to any shares of common stock subject to an award that have not actually been issued under the award.

New Plan Benefits.  The following table shows grants of restricted stock and stock options in Synovus stock that would have been made under the 2007 Plan for fiscal year 2006 had the 2007 Plan been in effect:

NUMBER OF SHARES SUBJECT
TO AWARDS GRANTED

Restricted
Name and Principal Position	Stock Options	Stock Awards

Richard E. Anthony Chairman of the Board and Chief Executive Officer	38,475(1)	12,825(1)
Thomas J. Prescott Executive Vice President and Chief Financial Officer	12,825(1)	4,275(1)
G. Sanders Griffith, III Senior Executive Vice President, General Counsel and Secretary	14,551(1)	4,850(1)
Frederick L. Green, III President and Chief Operating Officer	14,876(1)	4,959(1)
Elizabeth R. James Vice Chairman and Chief People Officer	13,230(1)	4,410(1)
Executive Group	110,446(1)	36,816(1)
Nonexecutive Director Group	-0-	8,500(2)
Nonexecutive Officer Employee Group	16,781(3)	447,557(3)

(1)	Amounts represent grants that would have been made to executives based upon Synovus’ performance during the 2004-2006 performance period had the 2007 Plan been in effect.

(2)	Amount represents restricted stock awards that would have been made to nonexecutive directors for 2006 had the 2007 Plan been in effect.

(3)	Amounts represent grants that would have been made to nonexecutive officer employees for 2006 had the 2007 Plan been in effect.

Equity Compensation Plan Information

The table below provides information as of December 31, 2006 concerning the shares of Synovus stock that may be issued under existing equity compensation plans of Synovus.

	(a)	(b)	(c)
	Number of	Weighted-	Number of Securities
	Securities to be	Average Exercise	Remaining Available for
	Issued upon	Price of	Future Issuance under
	Exercise of	Outstanding	Equity Compensation
	Outstanding	Options,	Plans (Excluding
	Options, Warrants	Warrants and	Securities Reflected in
Plan Category(1)	and Rights	Rights	Column (a))

Equity compensation plans approved by security holders	22,809,794 (2)	$23.31	4,220,937 (3)
Equity compensation plans not approved by security holders	—	—	—

Total	22,809,794	$23.31	4,220,937

(1)	Does not include information for equity compensation plans assumed by Synovus in mergers. A total of 829,467 shares of common stock was issuable upon exercise of options granted under plans assumed in mergers and outstanding at December 31, 2006. The weighted average exercise price of all options granted under plans assumed in mergers and outstanding at December 31, 2006 was $9.62. Synovus cannot grant additional awards under these assumed plans.

(2)	Does not include an aggregate of 735,263 shares of restricted stock which will vest over the remaining years through 2011.

(3)	Includes 4,220,937 shares available for future grants under Synovus’ 2002 and 2000 Long-Term Incentive Plans.

PROPOSAL 3: RATIFICATION OF
APPOINTMENT OF THE INDEPENDENT AUDITOR

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITOR.

The Audit Committee has appointed the firm of KPMG LLP as the independent auditor to audit the consolidated financial statements of Synovus and its subsidiaries for the fiscal year ending December 31, 2007 and Synovus’ internal control over financial reporting as of December 31, 2007. Representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the meeting. Although shareholder ratification of the appointment of Synovus’ independent auditor is not required by our bylaws or otherwise, we are submitting the selection of KPMG to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for Synovus.

PROPOSAL 4: SHAREHOLDER PROPOSAL REGARDING DIRECTOR ELECTION BY MAJORITY VOTE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE SHAREHOLDER’S PROPOSAL.

The United Brotherhood of Carpenters Pension Fund (“Fund”), which is the beneficial owner of approximately 5,000 shares of Synovus stock, has made a timely request that the following proposal, which the Fund intends to present for consideration at the 2007 Annual Meeting, be included in this Proxy Statement. The Fund has advised Synovus that a representative of the Fund intends to be present at the Annual Meeting to present this proposal for consideration. The proposal and related supporting statement are set forth below exactly as received by Synovus. The Fund’s request was submitted by Douglas J. McCarron, Fund Chairman, 101 Constitution Avenue, N.W., Washington, D.C. 20001.

Shareholder Resolution:

“Resolved: That the shareholders of Synovus Financial Corp. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.”

Shareholder Supporting Statement:

“In order to provide shareholders a meaningful role in director elections, our company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. Our Company presently uses a plurality vote standard in all director elections. Under the plurality vote standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard in director elections, an increasing number of companies, including Intel, Dell, Motorola, Texas Instruments, Wal-Mart, Safeway, Home Depot, Gannett, Marathon Oil and Supervalu, have adopted a majority vote standard in company bylaws. Additionally, these companies have adopted bylaws or policies to address post-election issues related to the status of director nominees that fail to win election. Our Company has not established a majority vote standard in Company bylaws, opting only to establish a post-election director resignation governance policy. The Company’s director resignation policy simply addresses post-election issues, establishing a requirement for directors to tender their resignations for board consideration should they receive more “withhold” votes than “for” votes. We believe that these director resignation policies, coupled with the continued use of a plurality vote standard, are a wholly inadequate response to the call for the adoption of a majority vote standard.

We believe the establishment of a meaningful majority vote policy requires the adoption of a majority vote standard in the Company’s governance documents, not the retention of the plurality vote standard. A majority vote standard combined with the Company’s current post-election director resignation policy would provide the board a framework to address the status of a director nominee who fails to be elected. The combination of a majority vote standard with a post-election policy establishes a meaningful right for shareholders to elect directors, while reserving for the board an important post-election role in determining the continued status of an unelected director.

We urge the board to adopt a majority vote standard.”

Board of Directors’ Statement in Opposition:

Synovus believes that adherence to sound corporate governance policies and practices is important to ensuring that Synovus is governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of its shareholders. Synovus currently elects its directors by a plurality standard, meaning that the nominees who receive the most affirmative votes are elected to the Board. This method of voting, which is permissible under Georgia law and is the predominant method currently in use among U.S. public companies, has served Synovus well for many years. In fact, in no instance can it be found that plurality voting prevented Synovus shareholders from either electing the directors they wanted to elect or otherwise expressing their dissatisfaction with any particular director or the Board as a whole.

Synovus believes it would not be in the best interests of its shareholders to change the method by which directors are elected for the following reasons:

The Fund’s proposal is unnecessary to achieve sound corporate governance at Synovus. Synovus has demonstrated its commitment to implementing best corporate governance practices and its openness to shareholder input regarding potential directors and governance. For example, in the area of director elections, the Board amended Synovus’ Corporate Governance Guidelines in January 2006 to provide that in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation. This guideline further provides for a process by which such director’s resignation is either accepted or rejected by the Corporate Governance and Nominating Committee and the Board. (See Appendix B of this Proxy Statement for the full text of this provision of the Corporate Governance Guidelines). Many public companies have adopted similar resignation policies to address the issue with the belief that a resignation policy best maximizes shareholder access and sound corporate governance.

In addition, Synovus amended its Articles of Incorporation and bylaws in 2006 to declassify the Board so that each director is subject to shareholder approval on an annual basis. Furthermore, Synovus maintains a director nomination and election process that is designed to give due regard to shareholder nominees. The Corporate Governance and Nominating Committee has a process for consideration of shareholder nominees, and the Board maintains a process for shareholders to communicate with the Board. The Board believes that these mechanisms, not the process requested by the Fund’s proposal, provide the best foundation for a strong and effective Board and excellence in corporate governance.

Given the current state of applicable corporate law and practice, the Fund’s proposal for majority voting for directors may have unintended negative consequences. The Board believes that while conceptually the Fund’s proposal seems simple, implementation of the proposal would establish a potentially disruptive vote requirement that the Board does not believe is reasonable or in the best interests of Synovus’ shareholders. For example, the Fund’s proposal does not address what would happen if one or more incumbent directors fail to receive a majority of the votes cast. Georgia law provides that despite the expiration of a director’s term, such director continues to serve until a successor is elected and qualified or until there is a decrease in the number of directors. Therefore, under the Fund’s proposal, an incumbent director who does not receive a majority of the votes cast would nonetheless remain in office until such person’s successor was elected and qualified, absent resignation or removal from the Board. We believe that this “failed election” situation would not reflect the views of shareholders who have chosen to exercise their right to vote for the directors of their choice at the annual meeting.

In addition, the plurality voting standard is the methodology known to and understood by shareholders and used by corporations that have been identified as leaders in corporate governance reforms. While majority voting has recently been adopted by a minority of companies, it continues to be a relatively uncertain, untested voting standard. Because of this uncertainty, combined with the negative consequences of failed elections, the American Bar Association recently reaffirmed that plurality voting is and should be the default standard for director elections. After careful consideration and thoughtful study, the American Bar Association found that the potential detriments that could be caused by changing plurality voting as the voting standard outweigh any potential advantages of adopting majority voting.

Moreover, it is possible that the unpredictability described above could deter the most qualified individuals from agreeing to serve as director candidates, whether nominated by the Board or a shareholder. This may then deprive Synovus of continued service by valued members of our Board, including directors with excellent qualifications and performance.

A further consequence of the Fund’s proposal may be to unnecessarily increase the cost of soliciting shareholder votes. If the Fund’s proposal is approved, the Board may need to employ proactive telephone solicitations, subsequent mailings or other vote-procuring strategies to obtain shareholder approval in future elections. The Board believes this would not be a good expenditure of Synovus’ funds in connection with director elections.

The Board believes that Synovus’ existing voting standard is fair, democratic and impartial and serves the best interests of its shareholders. The outcome of Synovus’ election process would not have been different in any given year if the proposed majority voting standard had been used. Furthermore, the Board believes that the quality of its directors has a far greater impact on Synovus’ governance than the voting standard used to elect them.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position with Synovus of each executive officer of Synovus.

		Position with
Name	Age	Synovus

Richard E. Anthony(1)	60	Chairman of the Board and Chief Executive Officer
Frederick L. Green, III(1)	48	President and Chief Operating Officer
Elizabeth R. James(2)	45	Vice Chairman and Chief People Officer
G. Sanders Griffith, III(3)	53	Senior Executive Vice President, General Counsel and Secretary
Thomas J. Prescott(4)	52	Executive Vice President and Chief Financial Officer
Mark G. Holladay(5)	51	Executive Vice President and Chief Credit Officer
Andrew R. Klepchick(6)	44	Executive Vice President
Calvin Smyre(7)	59	Executive Vice President, Corporate Affairs

(1)	As Messrs. Anthony and Green are directors of Synovus, relevant information pertaining to their positions with Synovus is set forth under the caption “Nominees for Election as Director” on page 11.

(2)	Elizabeth R. James was elected Vice Chairman of Synovus in May 2000. From 1986 until 2000, Ms. James served in various capacities with Synovus, CB&T and/or TSYS, including Chief Information Officer and Chief People Officer of Synovus.

(3)	G. Sanders Griffith, III was elected Senior Executive Vice President, General Counsel and Secretary of Synovus in October 1995. From 1988 until 1995, Mr. Griffith served in various capacities with Synovus, including Executive Vice President, General Counsel and Secretary.

(4)	Thomas J. Prescott was elected Executive Vice President and Chief Financial Officer of Synovus in December 1996. From 1987 until 1996, Mr. Prescott served in various capacities with Synovus, including Executive Vice President and Treasurer.

(5)	Mark G. Holladay was elected Executive Vice President and Chief Credit Officer of Synovus in April 2000. From 1974 until 2000, Mr. Holladay served in various capacities with CB&T, including Executive Vice President.

(6)	Andrew R. Klepchick was elected Executive Vice President of Synovus in August 2005. From 1988 until 2005, Mr. Klepchick served in various positions with Creative Financial Group, Ltd., a financial planning subsidiary of Synovus, including Executive Vice President of Creative Financial Group, Ltd.

(7)	Calvin Smyre was elected Executive Vice President of Synovus in November 1996. From 1976 until 1996, Mr. Smyre served in various capacities with CB&T and/or Synovus, including Senior Vice President of Synovus.

STOCK OWNERSHIP OF DIRECTORS
AND EXECUTIVE OFFICERS

The following table sets forth ownership of shares of Synovus stock by each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of December 31, 2006.

		Shares of
	Shares of	Synovus		Shares of
	Synovus	Stock		Synovus
	Stock	Beneficially		Stock
	Beneficially	Owned		Beneficially		Percentage of
	Owned	with		Owned	Total	Outstanding
	with Sole	Shared		with Sole	Shares of	Shares of
	Voting	Voting		Voting	Synovus	Synovus
	And	And		and no	Stock	Stock
	Investment	Investment		Investment	Beneficially	Beneficially
	Power	Power		Power	Owned	Owned
	as of	as of		as of	as of	as of
Name	12/31/06	12/31/06		12/31/06	12/31/06(1)	12/31/06

Daniel P. Amos	52,315	58,860		1,000	112,175	*
Richard E. Anthony	576,559	187,754		83,245	1,185,228	*
James H. Blanchard	1,263,144	194,788		23,805	4,612,340	1
Richard Y. Bradley	30,984	84,887		1,000	116,871	*
Frank W. Brumley	26,764	55,286		1,000	83,050	*
Elizabeth W. Camp	24,286	2,703		1,000	27,989	*
Gardiner W. Garrard, Jr.	204,147	786,933		1,000	992,080	*
T. Michael Goodrich	173,548	19,180	(2)	1,000	193,728	*
Frederick L. Green, III	112,952	464		39,187	307,391	*
G. Sanders Griffith, III	202,484	3,521		86,963	517,091	*
V. Nathaniel Hansford	124,817	416,589		1,000	542,406	*
Elizabeth R. James	33,555	—		18,187	176,071	*
Alfred W. Jones III	11,392	—		1,000	12,392	*
Mason H. Lampton	98,295	178,981	(3)	1,000	278,276	*
Elizabeth C. Ogie	482,841	2,921,797	(4)	1,000	3,405,638	1
H. Lynn Page	714,262	11,515		1,000	726,777	*
Thomas J. Prescott	45,765	—		17,348	190,284	*
J. Neal Purcell	11,441	—		1,000	12,441	*
Melvin T. Stith	8,760	120		1,000	9,880	*
William B. Turner, Jr.	407,245	2,791,167	(4)	1,000	3,199,412	1
James D. Yancey	909,979	87,532		1,000	1,829,240	1
Directors and Executive Officers as a Group (24 persons)	5,683,730	5,019,095		315,473	16,117,903	4.9

*	Less than one percent of the outstanding shares of Synovus stock.

(1)	The totals shown in the table above for the directors and executive officers of Synovus listed below include the following shares as of December 31, 2006: (a) under the heading “Stock Options” the number of shares of Synovus stock that each individual had the right to acquire within 60 days through the exercise of stock options, and (b) under the heading “Pledged Shares” the number of shares of Synovus stock that were pledged, including shares held in a margin account.

Name	Stock Options	Pledged Shares

Richard E. Anthony	337,670	9,675
James H. Blanchard	3,130,603	644,500
Frederick L. Green, III	154,788	3,000
Gardiner W. Garrard, Jr.	—	147,077
G. Sanders Griffith, III	224,123	—
V. Nathaniel Hansford	—	223,870
Elizabeth R. James	124,329	—
Mason H. Lampton	—	58,275
Elizabeth C. Ogie	—	221,669
H. Lynn Page	—	66,468
Thomas J. Prescott	127,171	—
James D. Yancey	830,729	212,000

In addition, the other executive officers of Synovus had rights to acquire an aggregate of 170,192 shares of Synovus stock within 60 days through the exercise of stock options, and had an aggregate of 27,927 shares of Synovus stock that were pledged, including shares held in margin accounts.

(2)	Includes 15,280 shares of Synovus stock held in a trust for which Mr. Goodrich is not the trustee. Mr. Goodrich disclaims beneficial ownership of these shares.

(3)	Includes 176,187 shares of Synovus stock held in a trust for which Mr. Lampton is not the trustee. Mr. Lampton disclaims beneficial ownership of these shares.

(4)	Includes 2,782,982 shares of Synovus stock held by a charitable foundation of which Ms. Ogie and Mr. Turner are among the trustees.

For a detailed discussion of the beneficial ownership of TSYS stock by Synovus’ named executive officers and directors and by all directors and executive officers of Synovus as a group, see “TSYS Stock Ownership of Directors and Management” on page 51.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of four directors, each of whom the Board has determined to be an independent director as defined by the listing standards of the New York Stock Exchange. The duties of the Audit Committee are summarized in this Proxy Statement under “Committees of the Board” on page 4 and are more fully described in the Audit Committee charter adopted by the Board of Directors.

One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight responsibility regarding the integrity of Synovus’ financial statements and systems of internal controls. Management is responsible for Synovus’ accounting and financial reporting processes, the establishment and effectiveness of internal controls and the preparation and integrity of Synovus’ consolidated financial statements. KPMG LLP, Synovus’ independent auditor, is responsible for performing an independent audit of Synovus’ consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing opinions on whether those financial statements are presented fairly in conformity with accounting principles generally accepted in the United States, on management’s assessment of the effectiveness of internal control over financial reporting and on the effectiveness of Synovus’ internal control over financial reporting. The Audit Committee is directly responsible for the compensation, appointment and oversight of KPMG LLP. The function of the Audit Committee is not to duplicate the activities of management or the independent auditor, but to monitor and oversee Synovus’ financial reporting process.

[In discharging its responsibilities regarding the financial reporting process, the Audit Committee:

•	Reviewed and discussed with management and KPMG LLP Synovus’ audited consolidated financial statements as of and for the year ended December 31, 2006;

•	Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); and

•	Received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP their independence.

Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in Synovus’ Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.]

The Audit Committee
J. Neal Purcell, Chair
Elizabeth W. Camp
H. Lynn Page
Melvin T. Stith

KPMG LLP Fees and Services

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Synovus’ annual consolidated financial statements for the years ended December 31, 2006 and December 31, 2005 and fees billed for other services rendered by KPMG during those periods. All amounts include fees for services provided to TSYS by KPMG.

	2006	2005

Audit Fees(1)	$3,408,000	$2,993,000
Audit Related Fees(2)	1,965,000	1,331,000
Tax Fees(3)	495,000	355,000
All Other Fees	-0-	-0-

Total	$5,868,000	$4,679,000

(1)	Audit fees represent fees for professional services provided in connection with the audits of Synovus’ consolidated financial statements and internal control over financial reporting, reviews of quarterly financial statements, issuance of comfort letters and other SEC filing matters, and audit or attestation services provided in connection with other statutory or regulatory filings.

(2)	Audit related fees consisted principally of fees for accounting research, certain agreed upon procedures engagements, certain internal control reports, employee benefit plan audits and due diligence services related to acquisitions.

(3)	Tax fees consisted of fees for tax compliance/preparation ($13,000 in 2006) and tax consultation ($482,000 in 2006) services.

Policy on Audit Committee Pre-Approval

The Audit Committee has the responsibility for appointing, setting the compensation for and overseeing the work of Synovus’ independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor in order to assure that the provision of these services does not impair the independent auditor’s independence. Synovus’ Audit Committee Pre-Approval Policy addresses services included within the four categories of audit and permissible non-audit services, which include Audit Services, Audit Related Services, Tax Services and All Other Services.

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. In addition, the Audit Committee must specifically approve permissible non-audit services classified as All Other Services.

Prior to engagement, management submits to the Committee for approval a detailed list of the Audit Services, Audit Related Services and Tax Services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Each specified service is allocated to the appropriate category and accompanied by a budget estimating the cost of that service. The Committee will, if appropriate, approve both the list of Audit Services, Audit Related Services and Tax Services and the budget for such services.

The Committee is informed at each Committee meeting as to the services actually provided by the independent auditor pursuant to the Pre-Approval Policy. Any proposed service that is not separately listed in the Pre-Approval Policy or any service exceeding the pre-approved fee levels must be specifically pre-approved by the Committee. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. The Chairman must report any pre-approval decisions made by him to the Committee at its next scheduled meeting.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The following Compensation Discussion and Analysis (“CD&A”) describes our compensation program for the executive officers named in the Summary Compensation Table on page 39 (“named executive officers”). Specifically, the CD&A addresses:

•	the objectives of our compensation program (found in the section entitled “Compensation Philosophy and Overview”);

•	what our compensation program is designed to reward (also described in the section entitled “Compensation Philosophy and Overview”);

•	each element of compensation (set forth in the section entitled “Primary Elements of Compensation”);

•	why each element was chosen (described with each element of compensation including base pay, short-term incentives and long-term incentives);

•	how amounts and formulas for pay are determined (also described with each element of compensation including base pay, short-term incentives and long-term incentives); and

•	how each compensation element and our decisions regarding that element fit into Synovus’ overall compensation objectives and affect decisions regarding other elements (described with each element of compensation, as well as in the section entitled “Benchmarking”).

For information about the Compensation Committee and its charter, its processes and procedures for administering executive compensation, the role of compensation consultants and other governance information, please see “Committees of the Board” on page 4.

Compensation Philosophy and Overview

Synovus has established a compensation program for our executives that is competitive, performance-oriented and designed to support our strategic goals. The goals and objectives of our compensation program are described below.

Synovus’ executive compensation program is designed to compete in the markets in which we seek executive talent. We believe that we must maintain a competitive compensation program that allows us to recruit top level executive talent and that will prevent our executives from being recruited from us. Our compensation program is also designed to be performance-oriented. A guiding principle in developing our compensation program has been “average pay for average performance — above-average pay for above-average performance.” As a result, a significant portion of the total compensation of each executive is at risk based on short and long-term performance. Because of our emphasis on performance, we also believe that compensation generally should be earned by executives while they are actively employed and can contribute to Synovus’ performance.

Synovus’ compensation program is also designed to support corporate strategic goals, including growth in earnings and growth in shareholder value. As described in more detail below, earnings growth is the primary driver of our short-term incentive program and growth in shareholder value is the primary driver of our long-term incentive program. Synovus believes that the high degree of performance orientation and the use of goals based upon growth in earnings and growth in shareholder value in our incentive plans aligns the interests of our executives with the interests of our shareholders. In addition, Synovus has adopted stock ownership guidelines and a “hold until retirement” provision in connection with our equity compensation programs, which further align our executives’ interests with the interests of our shareholders.

Primary Elements of Compensation

There are three primary elements of compensation in Synovus’ executive compensation program: base pay, short-term incentive compensation and long-term incentive compensation. Short-term and long-term incentive compensation are tied directly to performance. Short-term incentive compensation is based upon Synovus’ fundamental operating performance measured over a one-year period, while long-term incentive compensation is based upon Synovus’ total shareholder return measured over a three-year period. Synovus has not established a specific targeted “mix” of compensation between base pay and short-term and long-term incentives. However, both short-term and long-term incentives are based upon percentages or multiples of base pay. If both short-term and long-term incentives are paid at target, long-term incentives are the largest portion of an executive’s total compensation package. For example, if short-term and long-term incentives are paid at target, long-term incentives would constitute almost fifty percent of an executive’s total compensation package, thereby illustrating our emphasis on performance and growth in shareholder value.

Base Pay.  Base pay is seen as the amount paid to an executive for performing his or her job on a daily basis. To ensure that base salaries are competitive, Synovus targets base pay at the median (e.g., the 50th percentile) of the market for similarly situated positions, based upon each executive’s position and job responsibilities. The market used by Synovus for benchmarking base pay is banks with similar asset size as Synovus. From a list of competitor banks, Synovus selects the 12 banks with higher asset size and the 12 banks with lower asset size as the appropriate companies against which to benchmark base pay (the “Peer Companies”). For 2006, the Peer Companies were: AmSouth Bancorporation, Associated Banc-Corp., Bok Financial Group, City National Corp., Colonial Bancgroup, Inc., Comerica Inc., Commerce Bancorp, Inc., Commerce Bancshares, Inc., Compass Bancshares, Inc., First Citizens BancShares, Inc., First Horizon National Corp., Fulton Financial Corp., Huntington Bancshares, Inc., Marshall & Ilsley Corp., Mellon Financial Corp., Mercantile Bankshares Corp., Popular, Inc., Sky Financial Group, Inc., The South Financial Group, Inc., TCF Financial Corp., TD Banknorth Inc., Unionbancal Corp., Valley National Bancorp. and Zions Bancorporation.

When establishing base salaries, the Committee compares each executive’s current base pay to the market median for that position using proxy information from the Peer Companies. For certain positions for which there is no clear market match in the benchmarking data, Synovus uses a blend of two or more positions from the benchmarking data. The Committee also reviews changes in the benchmarking data from the previous year. The Committee then uses this data to establish a competitive base salary for each executive. For example, an executive whose base salary is below the benchmarking target for his or her position may receive a larger percentage increase than an executive whose base salary exceeds the benchmarking target for his or her position.

In addition to market comparisons of similar positions at the Peer Companies, individual performance may affect base pay. For example, an executive whose performance is not meeting expectations may receive no increase in base pay or a smaller base pay increase in a given year. On the other hand, an executive with outstanding performance may receive a larger base pay increase or more frequent base pay increases.

Base pay is not directly related to Synovus’ performance, except over the long term since asset size is used in benchmarking base pay against the Peer Companies. Comparison of an executive’s base salary to the base salaries of other Synovus executives may also be a factor in establishing base salaries, especially with respect to positions for which there is no clear market match in the base pay benchmarking data. For 2006, all of the base pay increases for the named executive officers were calculated taking into account the market data described above as well as existing base salaries, the 2006 merit budget, internal pay equity, individual performance, experience, time in position and retention needs.

Because of the process we use to establish base pay, large increases in base pay generally occur only when an executive is promoted into a new position. For example, as the result of Mr. Green’s promotion to President and Chief Operating Officer during 2006, Mr. Green’s base pay was increased from $390,000 to $500,000 using the process and factors described above.

Short-Term Incentives.  In addition to base salary, our executive compensation program includes short-term incentive compensation. We have elected to pay short-term incentive compensation in order to (1) provide an incentive for executives to meet our short-term earnings growth goals, and (2) ensure a competitive compensation program given the marketplace prevalence of short-term incentive compensation.

Our short-term incentive program is tied directly to our fundamental operating performance measured over a one-year period. Each year, the Committee establishes a target for earnings per share (“EPS”) growth. The target is generally set at the EPS growth guidance that has been publicly disclosed by Synovus. A target goal of 100% equates to a “market” award, which is a typical short-term incentive award for similar positions at the Peer Companies, expressed as a percentage of base salary. Actual short-term incentive targets for 2006 were set taking into account median market data at the Peer Companies, as well as existing incentive targets, internal pay equity, individual performance and retention needs. The target short-term incentive percentage for Mr. Anthony is 100% of base salary, the target short-term incentive percentage for Mr. Green is 85% of base salary and the target short-term incentive percentage for Synovus’ other named executive officers is 70% of base salary.

The amount of a short-term incentive award can range from zero to 200% of a target grant in accordance with a schedule approved by the Committee each year. For 2006, the Committee approved the following schedule:

EPS Percentage Growth	Percent of Target Bonus Paid

15%	200%
14.5%	175%
14.0%	150%
13.5%	125%
13.0%	100%
12.0%	90%
10.0%	70%
8.0%	50%
6.0%	40%
4.0%	30%
2.0%	20%
0.0%	0%

Although the target EPS growth goal set by the Committee is generally based upon the initial EPS guidance which has been publicly disclosed by Synovus calculated in accordance with generally accepted accounting principles (“GAAP”), from time to time the target percentages are based on non-GAAP EPS growth percentages for purposes of determining short-term incentive compensation because of unusual events that could occur during the year. These events include changes in accounting and regulatory standards, changes in tax rates and laws, charges for corporate or workforce restructurings, acquisitions and divestitures and expenses or income associated with the conversion or deconversion of a major TSYS customer. In 2006, the target EPS growth goal under the short-term incentive payout schedule was made more difficult by the amount of the net financial impact of the deconversion of Bank of America’s consumer credit card portfolio from TSYS.

As is common practice in the market, short-term incentives are paid in a lump-sum cash payment as soon as practicable in the year following the performance year, usually no later than

January 31. Under the short-term incentive plan, the Committee has the right to exercise downward discretion and reduce the amount that would otherwise be awarded under the above schedule. For example, the short-term incentive awards can be reduced to reflect individual or business unit performance, to exclude unanticipated, non-recurring gains, or for affordability (reduced in order to fund another expense, such as other incentive compensation or retirement plans).

The short-term incentive awards for 2006 are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The 2006 short-term incentive awards would have been paid at 200% of target based upon the bonus payout schedule approved by the Committee (Synovus had a 16% increase in EPS for 2006). Based upon affordability, however, the Committee approved bonus awards at 175% of target.

Long-Term Incentives.  Our executive compensation program also includes long-term incentive compensation, which is paid in equity in Synovus. We have elected to pay long-term incentive compensation in order to: (1) provide an incentive for our executives to provide exceptional shareholder return to Synovus’ shareholders by tying a significant portion of their compensation opportunity to growth in shareholder value, (2) align the interests of executives with shareholders by awarding executives equity in Synovus, and (3) ensure a competitive compensation program given the market prevalence of long-term incentive compensation.

Synovus’ long-term incentive plan awards equity to executives based upon Synovus’ performance, as measured by total shareholder return (“TSR”), over a three-year period. We use a three-year period to measure performance for purposes of our long-term incentive awards in order to reduce the impact of unusual events that may occur in a given year.

Under Synovus’ long-term incentive program, TSR is measured in two ways: (1) absolute TSR, and (2) TSR compared to Synovus’ competitors. TSR for each measurement period is calculated by dividing Synovus’ stock price appreciation and dividends paid by the beginning stock price. We use both measures of shareholder return because we believe shareholders are interested both in how Synovus’ shareholder return compares to its competitors, as well as their actual return on their investment. The competitors, for purposes of long-term incentives, are the banks in the Keefe, Bruyette and Woods 50 Index (“KBW 50”). Synovus selected the KBW 50, which is a published banking index, for awarding long-term incentives to ensure that the companies are chosen by an independent third party and to provide consistency from year to year in the assessment of long-term performance for incentive purposes.

The amount of long-term incentives awarded to executives each year is based upon a performance grid approved by the Committee. The performance grid has been in place substantially in its current form for over a decade. This grid is reproduced below showing the absolute TSR over the three preceding calendar years as the horizontal measurement and the percentile performance of Synovus against the KBW 50 over the three preceding calendar years as the vertical measurement.

Payout as a Percent of Target

Percentile of 3-year SNV TSR
vs. KBW 50
90th	75%	100%	150%	200%	250%
70th	50%	100%	125%	150%	200%
50th	50%	75%	100%	125%	150%
30th	50%	50%	75%	100%	100%
<30th	*	50%	50%	75%	75%
	<4%	4%	8%	10%	16%

	3-Year Annualized Synovus TSR

*	Long-term incentives are awarded at 50% of target and solely in stock options as described below.

The award percentages in the performance grid are multiplied by the amount of a target long-term incentive award, which is expressed as a percentage of base salary at the time the award is made. Actual long-term incentive targets are established taking into account market median data at the Peer Companies, as well as existing incentive targets, internal pay equity, individual performance and retention needs. The target long-term incentive percentage for Mr. Anthony is 200% of base salary, the target long-term incentive percentage for Mr. Green is 175% of base salary and the target long-term incentive percentage for Synovus’ other named executive officers is 150% of base salary.

Synovus believes that there are advantages and disadvantages to every form of equity award. As a result, awards payable under the performance grid are generally paid 50% in restricted stock and 50% in stock options, but the Committee has the discretion to vary the form of the award as needed for accounting, tax or other reasons. The 50%/50% “split” in equity awarded is based upon the estimated overall value of the award as of the date of grant (a stock option is estimated to be equal to one-third the value of a restricted stock award).

In the event that Synovus’ TSR falls within the bottom left-hand corner of the payout grid (i.e., Synovus’ annualized TSR is less than 4% and is also less than the 30th percentile compared to the KBW 50) for a particular year, executives will be awarded 50% of a target long-term incentive award, awarded solely in Synovus stock options, issued at fair market value (i.e., closing price) on the date of the award. The Committee believes that executives should receive a stock option grant even if Synovus’ TSR falls within this category because competitor companies would make such a grant and the stock price must appreciate from that point in order for the executive to benefit from the grant.

Because the Committee may take action to approve equity awards on or near the date that Synovus’ annual earnings are released, the Committee has established the last business day of the month in which earnings are released as the grant date for equity awards to ensure that the annual earnings release has time to be absorbed by the market before equity awards are granted and stock option exercise prices are established. Synovus released its annual earnings on January 18, 2006. The Committee met on January 18, 2006 to approve stock option and restricted stock awards to the named executive officers effective January 31, 2006. As a result, the grant date for long-term incentive awards (stock options and restricted stock awards) was January 31, 2006. The closing price of Synovus stock on January 31, 2006 was used as the exercise price for stock options and to determine the FAS 123(R) accounting expense and was also used for disclosure in the compensation tables in this Proxy Statement.

In 2006, long-term incentive equity awards were granted to Synovus’ named executive officers pursuant to the above grid based upon the 2003-2005 performance period. For this performance period, Synovus’ annualized TSR was 14.73% and Synovus’ TSR was in the 49th percentile of the KBW 50. Under the grid, this resulted in a long-term incentive award equal to 140% of target. The equity awards made to Synovus’ named executive officers in 2006 are set forth in the “All Other Stock Awards” and “All Other Option Awards” columns in the Grant of Plan-Based Awards Table. The Committee granted all of the named executive officers 50% stock options and 50% restricted stock awards, except for Mr. Blanchard. Mr. Blanchard was awarded 100% stock options because he had announced his retirement during 2006 and, as a result of his retirement, he would not vest in restricted stock awards.

In addition to the annual long-term incentive awards awarded pursuant to the performance grid described above, the Committee has granted other long-term incentive awards in certain circumstances. For example, the Committee made restricted stock awards grants to Messrs. Anthony and Green in 2005 to reflect their promotions and to serve as a vehicle for retaining their services in their new roles. The award to Mr. Green vests 20% a year for five years based upon continued service. Although the grant to Mr. Anthony was awarded primarily for retention, the Committee approved a performance-based grant to link his award to a threshold level of performance. The award to Mr. Anthony vests over a five to seven year period. The Committee establishes performance measures each year during the seven year vesting period and, if the performance measure is attained for a particular year, 20% of the award vests. The performance measure established for 2006 was 75% of the EPS target established under Synovus’ short-term incentive plan.

The Committee also awarded “challenge grant” stock options to Mr. Blanchard in 1999 and 2000, and to Messrs. Anthony, Prescott and Griffith and Ms. James in 2000. The challenge grants were significant in size, with Mr. Blanchard receiving a combined grant of 1,500,000 stock options and the other named executive officers each receiving a grant of 400,000 stock options. The challenge grants were designed to provide these executives with an incentive for exceptional growth in shareholder return, as well as to retain the services of the executives who received the grants for a significant period of time. The challenge grants vest in equal installments if the fair market value of Synovus stock exceeds $40, $45 and $50 per share. The challenge grants vested on September 12, 2006 for Mr. Blanchard because of his length of service. In addition, the challenge grants will vest on June 29, 2007 for the other executives if the stock price targets are not attained prior to such date, provided the executives remain in the continuous employment of Synovus through such date.

Benchmarking

As described above, Synovus benchmarks base salaries and “market” short-term and long-term incentive target awards with the Peer Companies. Synovus also benchmarks total compensation (base salary, short-term incentives and long-term incentives) of its executives. Synovus uses the Peer Companies for benchmarking total compensation, as well as external market surveys. Synovus uses a three-year look back of the total compensation benchmark data to reduce the impact of short-term fluctuations in the data which may occur from year to year. When reviewing the total compensation benchmarking data, Synovus focuses on total compensation opportunities, not necessarily the amount of compensation actually paid, which varies depending upon Synovus’ performance results due to the program’s performance orientation. For example, over the past five years, Synovus’ long-term incentive awards have been below target for three of the five years, at target for one year and above-target for one year. Although these awards result in compensation amounts for Synovus’ executives that could be considered below market in total, the Committee believes the amount of compensation paid to its executives is appropriate given Synovus’ shareholder return during this five-year period.

Perquisites

Perquisites are a very small part of our executive compensation program. Perquisites are not tied to performance of Synovus. Perquisites are offered to align our compensation program with competitive practices because similar positions at Synovus’ competitors offer similar perquisites. The perquisites offered by Synovus are set forth in footnotes (5), (6) and (7) of the Summary Compensation Table. Considered both individually and in the aggregate, we believe that the perquisites we offer to our named executive officers are reasonable and appropriate.

Employment Agreements

Synovus does not generally use employment agreements with respect to its executives, except in unusual circumstances. For example, Synovus entered into an employment agreement with Mr. Blanchard in 1999 in order to ensure his continued service for a seven-year period. Under the agreement, which expired on September 13, 2006, we provided Mr. Blanchard with $468,000 in deferred compensation, payable to him over a 15 year period following his retirement. The deferred compensation paid to Mr. Blanchard during 2006 is reflected in the “All Other Compensation” column in the Summary Compensation Table. No other named executive officers have employment agreements.

Retirement Plans

Our compensation program also includes retirement plans designed to provide income following an executive’s retirement. We have chosen to use defined contribution retirement plans because we believe that defined benefit plans are difficult to understand, difficult to communicate, and contributions to defined benefit plans often depend upon factors that are beyond Synovus’ control, such as the earnings performance of the assets in such plans compared to actuarial assumptions inherent in such plans. Synovus offers three qualified defined contribution retirement plans to its employees: a money purchase pension plan, a profit sharing plan and a 401(k) savings plan.

The money purchase pension plan has a fixed 7% of compensation employer contribution every year. The profit sharing plan and any employer contribution to the 401(k) savings plan are tied directly to Synovus’ performance. There are opportunities under both the profit sharing plan and the 401(k) savings plan for employer contributions of up to 7% of compensation based upon the achievement of EPS growth goals. For 2006, Synovus’ named executive officers received a contribution of 7% of compensation under the profit sharing plan and 2% of compensation under the 401(k) savings plan based upon Synovus’ performance. The retirement plan contributions for 2006 are included in the “All Other Compensation” column in the Summary Compensation Table.

In addition to these plans, the Synovus/TSYS Deferred Compensation Plan (“Deferred Plan”) replaces benefits lost under the qualified plans due to legal limits imposed by the IRS. The Deferred Plan does not provide “above market” interest. Instead, participants in the Deferred Plan can choose to invest their accounts among mutual funds that are generally the same as the mutual funds that are offered in the 401(k) savings plan. The executives’ Deferred Plan accounts are held in a rabbi trust, which is subject to claims by Synovus’ creditors. The employer contribution to the Deferred Plan for 2006 for named executive officers is set forth in the “All Other Compensation” column in the Summary Compensation Table and the earnings on the Deferred Plan accounts during 2006 for named executive officers is set forth in the “Aggregate Earnings in Last FY” column in the Nonqualified Deferred Compensation Table and in the “All Other Compensation” column in the Summary Compensation Table.

Post-Termination Compensation Philosophy

Synovus’ compensation program is designed to reflect Synovus’ philosophy that compensation generally should be earned while actively employed. Although retirement benefits are paid following an executive’s retirement, the benefits are earned while employed and are substantially related to performance as described above. Synovus has entered into limited post-termination arrangements when appropriate, such as the consulting agreement for Mr. Blanchard or the change of control agreements, both of which are described in the “Potential Payouts Upon Termination or Change of Control” section.

Synovus decided to enter into a Consulting Agreement with Mr. Blanchard to provide for a smooth and orderly transition upon Mr. Blanchard’s retirement, and to avail itself of Mr. Blanchard’s knowledge and experience obtained during his 35 years of employment with Synovus.

Synovus chose to enter into change of control arrangements with its executives: (1) to ensure the retention of executives and an orderly transition during a change of control, (2) to ensure that executives would be financially protected in the event of a change of control so they continue to act in the best interests of Synovus while continuing to manage Synovus during a change of control, and (3) to ensure a competitive compensation package because such arrangements are common in the market and it was determined that such agreements were important in recruiting executive talent. During 2004 and the beginning of 2005, the Committee reviewed the change of control arrangements and determined that certain provisions were not in line with the Committee’s philosophy or market practice. As a result, the change of control agreements for the named executive officers were amended at the beginning of 2005 to: (1) toughen the definition of a “change of control” from a merger in which the former shareholders of Synovus own less than two-thirds (2/3) of the surviving company to a merger in which less than sixty percent (60%) of the surviving company is owned by the former shareholders, (2) implement a “double trigger” (as described below) in order for benefits to be paid under the agreements, thereby eliminating the ability of an executive to trigger benefits by voluntarily resigning during the 13th month following a change of control, (3) extend the time during which an executive can receive benefits under the agreement upon an involuntary termination without cause or a voluntary termination for good reason from one year to two years, and (4) provide that a gross-up for excise taxes only occurs if the total change of control payments exceed 110% of the applicable IRS cap. A “double trigger” means that two events must occur in order for benefits to be paid: (1) a change of control, and (2) a termination of employment (actual or constructive) within two years following the change of control. The Committee specifically chose a “double trigger” form of agreement because the Committee believed that “double trigger” agreements provided executives with sufficient financial protection in the event of a change of control and because “double trigger” agreements were the prevalent market practice.

Stock Ownership/Retention Guidelines

To align the interests of its executives with shareholders, Synovus has implemented stock ownership guidelines for its executives. Under the guidelines, executives are required to maintain either five, four or three times the amount of their base salary in Synovus stock. Synovus’ Chief Executive Officer is required to maintain five times his base salary, the President four times his base salary and the other executive officers three times their base salaries. The guidelines are recalculated at the beginning of each calendar year. The guideline was initially adopted January 1, 2004 and executives had a five-year grace period to fully achieve the guideline with an interim three-year goal. Until the guideline is achieved, executives are required to retain all net shares received upon the exercise of stock options, excluding shares used to pay the option’s exercise price and any taxes due upon exercise. In the event of a severe financial hardship, the guidelines permit the development of an alternative ownership plan by the Chairman of the Board of Directors and Chairman of the Compensation Committee. All executives are currently in compliance with the guideline.

Synovus has also adopted a “hold until retirement” provision. Under this provision, executives that have attained the stock ownership guidelines described above are also required to retain ownership of 50% of all stock acquired through Synovus’ equity compensation plans (after taxes and transaction costs) until their retirement or other termination of employment. The “hold until retirement” provision applies to all unexercised stock options and unvested restricted stock awards. Synovus believes that the “hold until retirement” requirement further aligns the interests of its executives with shareholders.

Tally Sheets

The Committee has reviewed tally sheets for each of Synovus’ named executive officers. The tally sheets add up all forms of compensation for each officer and also provide estimates of the amounts payable to each executive upon the occurrence of potential future events, such as a change of control, retirement, voluntary or involuntary termination, death and disability. The tally sheets are used to provide the Committee with total compensation amounts for each executive so that the Committee can determine whether the amounts are reasonable or excessive. Although the tally sheets are not used to benchmark total compensation with specific companies, the Committee considers total compensation paid to executives at other companies in considering the reasonableness of our executives’ total compensation. After reviewing the tally sheets, the Committee determined that the total compensation amounts are fair, reasonable and competitive.

Other Policies

Restatements.  Synovus does not have a formal policy regarding the recovery of awards or payouts in the event the financial statements upon which Synovus’ performance measurements are based are restated or otherwise adjusted in a manner that could reduce the size of an award. Synovus believes that the decision of whether a recovery is appropriate would depend upon the facts and circumstances surrounding the restatement or adjustment.

Tax Considerations.  We have structured most forms of compensation paid to our executives to be tax deductible. For example, Internal Revenue Code Section 162(m) limits the deductibility of compensation paid by a publicly-traded corporation to its Chief Executive Officer and four other highest paid executives for amounts in excess of $1 million, unless certain conditions are met. The base salaries of all of our named executive officers are tax-deductible because they are less than $1 million. In addition, the short-term and long-term incentive plans have been approved by shareholders and awards under these plans are designed to qualify as “performance-based” compensation to ensure deductibility under Code Section 162(m). We reserve the right to provide compensation which is not tax-deductible, however, if we believe the benefits of doing so outweigh the loss of a tax deduction. The only form of executive compensation not currently tax-deductible by Synovus is the personal use of corporate aircraft. We believe that a small amount of personal use each year is an appropriate perquisite for our executives, despite the loss of a tax deduction.

In general, Synovus does not “gross-up” its officers for taxes that are due with respect to their compensation. An example of an exception to this rule is for excise taxes that may be due with respect to the change of control agreements, as described above.

Accounting Considerations.  We account for all compensation paid in accordance with GAAP. The accounting treatment has generally not affected the form of compensation paid to named executive officers.

Board Fees.  Our executives who serve on the Boards of Directors of Synovus and its subsidiaries are paid the same cash director fees as those paid to non-executive directors and are also entitled to participate in Synovus’ Director Stock Purchase Plan, which is described under “Equity Compensation of Directors.” However, directors who are also executives do not receive the equity compensation that is granted to non-executive directors of Synovus and TSYS. Although paying cash director fees to “inside” executives who serve on Boards of Directors is not the prevalent market practice, it has been the historical practice at Synovus for many years and constitutes a small portion of affected executive’s total compensation amount. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

Conclusion

For the reasons described above, we believe that each element of compensation offered in our executive compensation program, and the total compensation delivered to each named executive officer, is fair, reasonable and competitive.

Significant Events After December 31, 2006

The Committee granted stock options and restricted stock awards to Synovus’ named executive officers effective January 31, 2007 in accordance with the performance grid discussed under “Long-Term Incentives” above. The awards, which were made based upon Synovus’ TSR for the 2004-2006 performance period, were made at 50% of target. Messrs. Anthony, Prescott, Green and Griffith and Ms. James were each granted stock option awards of 38,475, 12,825, 14,876, 14,551 and 13,230 shares, respectively, at an exercise price of $31.93, the closing price of Synovus stock on January 31, 2007. In addition, Messrs. Anthony, Prescott, Green and Griffith and Ms. James were each granted restricted stock awards of 12,825, 4,275, 4,959, 4,850 and 4,410 shares, respectively, effective January 31, 2007. The stock options and restricted stock awards vest over a three year period, in equal annual installments of one-third each, on

January 31, 2008, January 31, 2009 and January 31, 2010. The awards will be described in detail in next year’s Proxy Statement.

COMPENSATION COMMITTEE REPORT

Synovus’ Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
V. Nathaniel Hansford, Chair
T. Michael Goodrich
Mason H. Lampton

SUMMARY COMPENSATION TABLE

The table below summarizes the compensation for each of the named executive officers for the fiscal year ended December 31, 2006.

The named executive officers were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal year ended December 31, 2006. The short-term incentive amounts paid to the named executives are set forth in the “Non-Equity Incentive Plan Compensation” column. Synovus’ methodology and rationale for short-term incentive compensation are described in the Compensation Discussion and Analysis above.

The named executive officers did not receive any compensation that is reportable under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column because, as described in the Compensation Discussion and Analysis, Synovus has no defined benefit pension plans and does not pay above-market interest on deferred compensation. The 2006 retirement plan contributions and earnings for the named executive officers are set forth in the “All Other Compensation” column.

							Change in
							Pension
							Value and
							Nonquali-
							fied
						Non-Equity	Deferred
						Incentive	Compen-	All Other
				Stock	Option	Plan Com-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	pensation	Earnings	sation		Total
Position	Year	($)	($)	($)(1)	($)(2)	($)	($)	($)		($)

Richard E. Anthony Chairman of the Board and Chief Executive Officer	2006	$819,000	—	$615,086	$728,840	$1,433,250	—	$447,929(3	)(4)(8)	$4,044,095

Thomas J. Prescott Executive Vice President and Chief Financial Officer	2006	364,000	—	148,830	496,636	445,900	—	173,368(4	)(5)(7)	1,628,734

James H. Blanchard Chairman of the Board, Retired	2006	497,992	—	—	2,949,566	871,486	—	659,712(3	)(4)(5)(6)	4,978,756

G. Sanders Griffith, III Senior Executive Vice President, General Counsel and Secretary	2006	413,000	—	175,280	517,609	505,925	—	141,925(4	)(8)	1,753,739

Elizabeth R. James Vice Chairman and Chief People Officer	2006	375,500	—	156,073	502,520	459,988	—	202,954(3	)(4)(5)	1,697,035

Frederick L. Green, III President and Chief Operating Officer	2006	408,333	—	297,054	124,443	522,083	—	235,482(3	)(4)(5)(7)	1,587,395

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for 2006 in accordance with FAS 123(R) and include amounts from awards granted in 2006 and prior to 2006. For a discussion of the restricted stock awards reported in this column, see Note 15 of Notes to Consolidated Financial Statements in the Financial Appendix.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for 2006 in accordance with FAS 123(R) and include amounts from awards granted in 2006 and prior to 2006. For a discussion of the assumptions made in the valuation of the stock option awards reported in this column, see Note 15 of Notes to Consolidated Financial Statements in the Financial Appendix.

(3)	Amount includes director fees paid in cash of $91,100, $99,100, $51,100 and $35,000 for Messrs. Anthony, Blanchard and Green and Ms. James, respectively, in connection with their service as directors and/or advisory directors of Synovus and certain of its subsidiaries; matching contributions under the Synovus and TSYS Director Stock Purchase Plans of $17,500 for Mr. Anthony; matching contributions under the Synovus Director Stock Purchase Plan of $10,000 for each of Mr. Green and Ms. James; and $80,000 in consulting fees paid to Mr. Blanchard as described under “Consulting Agreement” on page 45 (which matching contributions and consulting fees would be categorized as “All Other Compensation” if set forth in the Director Compensation Table.)

(4)	Amount includes allocations to qualified defined contribution plans of $35,200 for each executive; allocations (including earnings) to nonqualified deferred compensation plans of $304,119, $123,239, $309,284, $106,725, $125,620 and $108,897 for Messrs. Anthony, Prescott, Blanchard, Griffith and Green and Ms. James, respectively; and deferred compensation of $7,800 paid to Mr. Blanchard pursuant to the provisions of a prior employment agreement between Mr. Blanchard and Synovus.

(5)	Amount includes the costs incurred by Synovus in connection with providing the perquisites of reimbursement for financial planning services and the provision of an automobile allowance. Amount also includes the incremental cost to Synovus for reimbursement of country club dues, if any, and the incremental cost to Synovus for personal use of the corporate aircraft. Amounts for these items are not quantified because they do not exceed the greater of $25,000 or 10% of the total amount of perquisites.

(6)	In addition to the items noted in footnote (5), the amount also includes the incremental cost to Synovus, if any, of security alarm monitoring; the cost of spousal entertainment (recreational activities at the TSYS Board retreat); the cost of providing office space and administrative assistance subsequent to Mr. Blanchard’s retirement in October 2006, which costs would be categorized as “All Other Compensation” if set forth in the Director Compensation Table; and $61,166, which is the amount paid by Synovus for a painting that was presented to Mr. Blanchard as a retirement gift and $28,883 for the reimbursement of taxes owed with respect to his receipt of the retirement gift. Amounts for the security alarm monitoring, spousal entertainment, office space and administrative assistance are not quantified because they do not exceed the greater of $25,000 or 10% of the total amount of perquisites.

(7)	In addition to the items noted in footnote (5), the amount also includes for Mr. Green the costs incurred by Synovus for spousal entertainment (recreational activities at the TSYS Board retreat) and for Mr. Prescott the incremental cost incurred by Synovus, if any, for security alarm monitoring. Amounts for these items are not quantified because they do not exceed $25,000 or 10% of the total amount of perquisites.

(8)	Amount excludes perquisites because the total value of perquisites does not exceed $10,000.

GRANTS OF PLAN-BASED AWARDS
for the Year Ended December 31, 2006

The table below sets forth the short-term incentive compensation (payable in cash) and long-term incentive compensation (payable in the form of restricted stock awards and stock options) awarded to the named executive officers for 2006.

									All Other	All Other
									Stock	Option
									Awards:	Awards:
			Estimated Future Payouts Under			Estimated Future Payouts Under			Number	Number of	Exercise or	Grant Date
			Non-Equity Incentive Plan Awards (2)			Equity Incentive Plan Awards			of Shares	Securities	Base Price	Fair Value
		Action	Thresh-			Thresh-		Maxi-	of Stock	Underlying	of Option	of Stock and
	Grant	Date	old	Target	Maximum	old	Target	mum	or Units	Options	Awards	Option
Name	Date	(1)	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Sh)	Awards

Richard E. Anthony	1-31-06	1-18-06							32,536	—	—	$900,271
	1-31-06	1-18-06							—	97,608	$27.67	641,285
			$0	$819,000	$1,638,000	—	—	—
Thomas J. Prescott	1-31-06	1-18-06							12,902	—	—	356,998
	1-31-06	1-18-06							—	38,706	27.67	254,298
			0	254,800	509,600	—	—	—
James H. Blanchard	1-31-06	1-18-06							—	225,619	27.67	1,335,664
			0	497,992	995,984	—	—	—
G. Sanders Griffith, III	1-31-06	1-18-06							15,084	—	—	417,374
	1-31-06	1-18-06							—	45,252	27.67	297,306
			0	289,100	578,200	—	—	—
Elizabeth R. James	1-31-06	1-18-06							13,433	—	—	371,691
	1-31-06	1-18-06							—	40,300	27.67	264,771
			0	262,850	525,700	—	—	—
Frederick L. Green, III	1-31-06	1-18-06							13,623	—	—	376,948
	1-31-06	1-18-06								40,869	27.67	268,509
			0	298,333	596,666	—	—	—

(1)	The Synovus Compensation Committee met on January 18, 2006 and approved the grant of restricted stock awards and stock options to the named executive officers effective January 31, 2006.

(2)	The amounts shown in this column represent the minimum, target and maximum amounts payable under Synovus’ Executive Cash Bonus Plan for 2006. Awards are paid in cash and are based upon attainment of adjusted earnings per share growth goals.

(3)	The number set forth in this column reflects the number of shares of restricted stock awarded to each executive during 2006. The restricted stock awards vest over a three-year period, with one-third of the shares vesting on each of the first, second and third anniversaries of the date of grant. Vesting is based upon continued employment through the vesting date. Dividends are paid on the restricted stock award shares.

(4)	The number set forth in this column reflects the number of stock options granted to each executive during 2006. The stock option awards vest over a three-year period, with one-third of the shares vesting on each of the first, second and third anniversaries of the date of grant. Vesting is based upon continued employment through the vesting date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
December 31, 2006

	Option Awards					Stock Awards
								Equity
								Incentive
								Plan
								Awards:
			Equity					Number	Equity
			Incentive			Number		of	Incentive Plan
			Plan			of		Unearned	Awards:
			Awards:			Shares	Market	Shares,	Market or
	Number of	Number of	Number of			or Units	Value of	Units or	Payout Value of
	Securities	Securities	Securities			of Stock	Shares or	Other	Unearned
	Underlying	Underlying	Underlying			That	Units of	Rights	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option		Have	Stock That	That	Other Rights
	Options	Options	Unearned	Exercise	Option	Not	Have Not	Have Not	That Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Richard E. Anthony(1)	78,368	—	—	$18.38	06/30/07	—	—	50,709	$1,563,358
	69,120	—	—	20.83	01/12/08	32,536	$1,003,085	—	—
	59,672	—	—	22.88	02/08/09	—	—	—	—
	150	—	—	19.19	07/19/07	—	—	—	—
	16,217	—	—	18.06	01/19/10	—	—	—	—
	—	400,000	—	17.69	06/28/10	—	—	—	—
	12,778	—	—	26.44	01/16/11	—	—	—	—
	23,208	—	—	26.50	04/28/12	—	—	—	—
	45,620	—	—	25.70	01/20/14	—	—	—	—
	—	57,047	—	26.82	01/20/15	—	—	—	—
	—	97,608	—	27.67	01/30/16	—	—	—	—

Thomas J. Prescott(2)	23,976	—	—	20.83	01/12/08	4,446	137,070	—	—
	20,970	—	—	22.88	02/08/09	12,902	397,769	—	—
	150	—	—	19.19	07/19/07	—	—	—	—
	11,409	—	—	18.06	01/19/10	—	—	—	—
	—	400,000	—	17.69	06/28/10	—	—	—	—
	15,932	—	—	26.44	01/16/11	—	—	—	—
	15,566	—	—	26.50	04/28/12	—	—	—	—
	26,265	—	—	25.70	01/20/14	—	—	—	—
	—	13,339	—	26.82	01/20/15	—	—	—	—
	—	38,706	—	27.67	01/30/16	—	—	—	—

James H. Blanchard	240,113	—	—	18.38	06/30/07	—	—	—	—
	375,000	—	—	14.50	11/02/07	—	—	—	—
	211,779	—	—	20.83	01/12/08	—	—	—	—
	170,751	—	—	22.88	02/08/09	—	—	—	—
	150	—	—	19.19	07/19/07	—	—	—	—
	500,000	—	—	19.06	09/12/09	—	—	—	—
	92,875	—	—	18.06	01/19/10	—	—	—	—
	582,125	—	—	18.06	01/19/10	—	—	—	—
	417,875	—	—	18.00	05/04/10	—	—	—	—
	72,489	—	—	26.44	01/16/11	—	—	—	—
	61,811	—	—	26.50	04/28/12	—	—	—	—
	89,300	—	—	25.70	01/20/14	—	—	—	—
	90,716	—	—	26.82	01/20/15	—	—	—	—
	225,619	—	—	27.67	01/30/16	—	—	—	—

G. Sanders Griffith, III(3)	59,076	—	—	20.83	01/12/08	5,341	164,663	—	—
	50,125	—	—	22.88	02/08/09	15,084	465,040	—	—
	150	—	—	19.19	07/19/07	—	—	—	—
	27,279	—	—	18.06	01/19/10	—	—	—	—
	—	400,000	—	17.69	06/28/10	—	—	—	—
	21,574	—	—	26.44	01/16/11	—	—	—	—

	Option Awards					Stock Awards
								Equity
								Incentive
								Plan
								Awards:
			Equity					Number	Equity
			Incentive			Number		of	Incentive Plan
			Plan			of		Unearned	Awards:
			Awards:			Shares	Market	Shares,	Market or
	Number of	Number of	Number of			or Units	Value of	Units or	Payout Value of
	Securities	Securities	Securities			of Stock	Shares or	Other	Unearned
	Underlying	Underlying	Underlying			That	Units of	Rights	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option		Have	Stock That	That	Other Rights
	Options	Options	Unearned	Exercise	Option	Not	Have Not	Have Not	That Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

	19,316	—	—	26.50	04/28/12	—	—	—	—
	31,518	—	—	25.70	01/20/14	—	—	—	—
	—	16,023	—	26.82	01/20/15	—	—	—	—
	—	45,252	—	27.67	01/30/16	—	—	—	—

Elizabeth R. James(4)	20,088	—	—	20.83	01/12/08	4,754	146,566	—	—
	18,925	—	—	22.88	02/08/09	13,433	414,139	—	—
	10,290	—	—	18.06	01/19/10	—	—	—	—
	—	400,000	—	17.69	06/28/10	—	—	—	—
	16,595	—	—	26.44	01/16/11	—	—	—	—
	16,981	—	—	26.50	04/28/12	—	—	—	—
	28,016	—	—	25.70	01/20/14	—	—	—	—
	—	14,262	—	26.82	01/20/15	—	—	—	—
	—	40,300	—	27.67	01/30/16	—	—	—	—

Frederick L. Green, III(5)	32,400	—	—	20.83	01/12/08	20,880	643,730	—	—
	35,803	—	—	22.88	02/08/09	4,684	144,408	—	—
	150	—	—	19.19	07/19/07	13,623	419,997	—	—
	19,993	—	—	18.06	01/19/10	—	—	—	—
	15,932	—	—	26.44	01/16/11	—	—	—	—
	10,104	—	—	26.50	04/28/12	—	—	—	—
	16,782	—	—	25.70	01/20/14	—	—	—	—
	10,000	—	—	24.93	02/02/14	—	—	—	—
	—	14,052	—	26.82	01/20/15	—	—	—	—
	—	40,869	—	27.67	01/30/16	—	—	—	—

(1)	With respect to Mr. Anthony’s unexercisable stock options, the 400,000 share grant vests on June 29, 2007, the 57,047 share grant vests on January 21, 2008, and the 97,608 share grant vests in equal installments of one-third each on January 31, 2007, January 31, 2008 and January 31, 2009. The 57,047 and 97,608 share grants also vest upon retirement, death or disability, a change of control, or upon an involuntary termination not for cause. With respect to Mr. Anthony’s 32,536 share restricted stock award that has not vested, the award vests in equal installments of one-third each on January 31, 2007, January 31, 2008 and January 31, 2009. In addition, the performance-based restricted stock award of 63,386 shares granted to Mr. Anthony in 2005 vests as follows: the restricted shares have seven one-year performance periods (2005-2011). During each performance period, the Compensation Committee establishes an earnings per share goal and, if such goal is attained during any performance period, 20% of the restricted shares will vest. As of December 31, 2006, 50,709 of the 63,386 restricted shares have not vested.

(2)	With respect to Mr. Prescott’s unexercisable stock options, the 400,000 share grant vests on June 29, 2007, the 13,339 share grant vests on January 21, 2008, and the 38,706 share grant vests in equal installments of one-third each on January 31, 2007, January 31, 2008 and January 31, 2009. The 13,339 and 38,706 share grants also vest upon retirement, death or disability, a change of control, or upon an involuntary termination not for cause. With respect to Mr. Prescott’s restricted stock awards that have not vested, the 4,446 restricted share grant vests on January 21, 2008, and the 12,902 restricted share grant vests in three equal installments on January 31, 2007, January 31, 2008 and January 31, 2009.

(3)	With respect to Mr. Griffith’s unexercisable stock options, the 400,000 share grant vests on June 29, 2007, the 16,023 share grant vests on January 21, 2008, and the 45,252 share grant vests in equal installments of one-third each on January 31, 2007, January 31, 2008 and January 31, 2009. The 16,023 and 45,252 share grants also vest upon retirement, death or disability, a change of control, or upon an involuntary termination not for cause. With respect to Mr. Griffith’s restricted stock awards that have not vested, the 5,341 restricted share grant vests on January 21, 2008, and the 15,084 restricted share grant vests in three equal installments on January 31, 2007, January 31, 2008 and January 31, 2009.

(4)	With respect to Ms. James’ unexercisable stock options, the 400,000 share grant vests on June 29, 2007, the 14,262 share grant vests on January 21, 2008, and the 40,300 share grant vests in equal installments of one-third each on January 31, 2007, January 31, 2008 and January 31, 2009. The 14,262 and 40,300 share grants also vest upon retirement, death or disability, a change of control, or upon an involuntary termination not for cause. With respect to Ms. James’ restricted stock awards that have not vested, the 4,754 restricted share grant vests on January 21, 2008 and the 13,433 restricted share grant vests in three equal installments on January 31, 2007, January 31, 2008 and January 31, 2009.

(5)	With respect to Mr. Green’s unexercisable stock options, the 14,052 share grant vests on January 21, 2008, and the 40,869 share grant vests in equal installments of one-third each on January 31, 2007, January 31, 2008 and January 31, 2009. These share grants also vest upon retirement, death or disability, a change of control, or upon an involuntary termination not for cause. With respect to Mr. Green’s restricted stock awards that have not vested, the 4,684 restricted share grant vests on January 21, 2008, the 20,880 restricted share grant vests in four equal installments on January 21, 2007, January 21, 2008, January 21, 2009 and January 21, 2010, and the 13,623 restricted share grant vests in three equal installments on January 31, 2007, January 31, 2008 and January 31, 2009.

POTENTIAL PAYOUTS UPON TERMINATION OR CHANGE-IN-CONTROL

Synovus has entered into change of control agreements with its named executive officers, excluding Mr. Blanchard. Under these agreements, benefits are payable upon the occurrence of two events (also known as a “double trigger”). The first event is a change of control and the second event is the actual or constructive termination of the executive within two years following the date of the change of control. “Change of control” is defined, in general, as the acquisition of 20% of Synovus’ stock by any “person” as defined under the Securities Exchange Act, turnover of more than one-third of the Board of Directors of Synovus, or a merger of Synovus with another company if the former shareholders of Synovus own less than 60% of the surviving company. For purposes of these agreements, a constructive termination is a material adverse reduction in an executive’s position, duties or responsibilities, relocation of the executive more than 35 miles from where the executive is employed, or a material reduction in the executive’s base salary, bonus or other employee benefit plans.

In the event payments are triggered under the agreements, each executive will receive three times his or her base salary as in effect prior to the termination, a percentage of his or her base salary equal to the average short-term incentive award percentage earned over the previous three calendar years prior to the termination, as well as a pro rata short-term incentive award calculated at target for the year of termination. These amounts are paid to the executive in a single lump-sum cash payment. Each executive will also receive health and welfare benefits for a three year period following the second triggering event. In addition, each executive will receive an amount that is designed to “gross-up” the executive for any excise taxes that are payable by the executive as a result of the payments under the agreement, but only if the total change of control payments to the executive exceed 110% of the applicable IRS cap. The following table quantifies the estimated amounts that would be payable under the change of control agreements, assuming the triggering events occurred on December 31, 2006.

		Average	Pro-Rata
		3-Yrs	Target
	3x	Short-Term	Short-Term	Health &	Stock	Stock	Excise Tax
	Base	Incentive	Incentive	Welfare	Award	Option	Gross-
	Salary	Award	Award	Benefits	Vesting	Vesting(1)	up(2)	Total

Richard E. Anthony	$2,457,000	$723,450	$819,000	$35,280	$2,566,443	$537,199	$1,007,373	$8,145,745
Thomas J. Prescott	1,092,000	283,920	254,800	35,280	534,839	175,800	—	2,376,639
G. Sanders Griffith, III	1,239,000	322,140	289,100	35,280	629,703	207,248	—	2,722,471
Elizabeth R. James	1,126,500	292,890	262,850	35,280	560,705	184,359	192,937	2,655,521
Frederick L. Green, III	1,500,000	390,000	425,000	35,280	1,208,135	185,495	666,968	4,410,878

(1)	Estimated by multiplying number of options that vest upon change of control by difference in fair market value on December 31, 2006 and exercise price. Stock options also vest upon retirement, death, disability or involuntary termination of employment not for cause.

(2)	Estimated using entire amount in “Stock Award Vesting” and “Stock Option Vesting” columns and dividing the estimated excise tax amount by 43.55%, which percentage is designed to calculate the amount of gross-up payment necessary so the executive is placed in the same position as though the excise tax did not apply. No gross-up payment is made if change of control payments do not exceed applicable IRS cap by 110%.

Executives who receive these benefits are subject to a confidentiality obligation with respect to secret and confidential information about Synovus they know. There are no provisions regarding a waiver of this confidentiality obligation. No perquisites or other personal benefits are payable under the change of control agreements.

The Non-Qualified Deferred Compensation Table below sets forth the amount and form of deferred compensation benefits that the named executive officers would be entitled to receive upon their termination of employment.

Consulting Agreement

Synovus entered into a one-year Consulting Agreement with Mr. Blanchard effective October 18, 2006, the date of his retirement as Chairman of the Board. Under the Consulting Agreement, Mr. Blanchard receives monthly payments of $26,667 and is provided with 25 hours of personal use of Synovus aircraft. Mr. Blanchard also receives office space and administrative assistance during the term of the Agreement and for two years thereafter. Mr. Blanchard received consulting payments of $80,000 under the Consulting Agreement in 2006, which are reflected in the “All Other Compensation” column in the Summary Compensation Table. Under the Consulting Agreement, Mr. Blanchard is required to provide consulting services as requested by the Synovus CEO or Board of Directors. Mr. Blanchard’s specific duties include serving on various boards of directors of financial services and civic and charitable organizations and providing Synovus with advice and counsel regarding these matters, developing major prospective customers and existing customer relationships and entertaining prospects and customers, and providing leadership training.

Synovus had previously entered into a seven-year Employment Agreement with Mr. Blanchard, effective September 13, 1999. Under this Agreement, Mr. Blanchard received a base salary of $497,992 for 2006, prior to his retirement. The Employment Agreement with Mr. Blanchard provides Mr. Blanchard with deferred compensation in an aggregate amount of $468,000 over a 15 year period following his death, disability or other termination of employment. This deferred compensation may be forfeited in the event Synovus terminates his employment for cause, he violates a two year covenant not to compete, or in the event of his death by suicide. Mr. Blanchard received deferred compensation payments of $7,800 for 2006 under his Employment Agreement, which amount is reflected in the “All Other Compensation” column in the Summary Compensation Table.

OPTION EXERCISES AND STOCK VESTED
for the Year Ended December 31, 2006

The following table sets forth the number and corresponding value realized during 2006 with respect to stock options that were exercised and restricted shares that vested for each named executive officer.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Richard E. Anthony	150	$4,025	852	$22,595
	—	—	12,677	338,729
Thomas J. Prescott	150	3,972	—	—
	27,183	785,176	—	—
James H. Blanchard	150	4,025	—	—
G. Sanders Griffith, III	150	4,140	—	—
Elizabeth R. James	—	—	—	—
Frederick L. Green, III	150	4,097	5,220	140,575

NONQUALIFIED DEFERRED COMPENSATION
for the Year Ended December 31, 2006

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($) (1)	($)	($)

Richard E. Anthony	—	$141,458	$53,495	—	$413,252
Thomas J. Prescott	—	52,890	43,078	—	388,224
James H. Blanchard	—	201,630	86,437	—	759,097
G. Sanders Griffith, III	—	68,235	9,064	—	205,840
Elizabeth R. James	—	57,300	24,544	—	298,282
Frederick L. Green, III	—	57,525	35,174	—	329,283

(1)	The amount reported in this column is reported in the Summary Compensation Table for 2006 as “All Other Compensation.”

The Deferred Plan replaces benefits lost by executives under the qualified retirement plans due to IRS limits. Executives are also permitted to defer all or a portion of their base salary or short-term incentive award, although no named executive officers did so for the last fiscal year. Amounts deferred under the Deferred Plan are deposited into a rabbi trust, and executives are permitted to invest their accounts in mutual funds that are generally the same as the mutual funds available in the qualified 401(k) plan. Deferred Plan participants may elect to withdraw their accounts as of a specified date or upon their termination of employment. Distributions can be made in a single lump sum or in annual installments over a 2-10 year period, as elected by the executive.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

Related Party Transaction Policy

Synovus’ Board of Directors has adopted a written policy for the review, approval or ratification of certain transactions with related parties of Synovus, which policy is administered by the Corporate Governance and Nominating Committee. Transactions that are covered under the policy include any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which: (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) Synovus is a participant, and (3) any related party of Synovus (such as an executive officer, director, nominee for election as a director or greater than 5% beneficial owner of Synovus stock, or their immediate family members) has or will have a direct or indirect interest.

Among other factors considered by the Committee when reviewing the material facts of related party transactions, the Committee must take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Certain categories of transactions have standing pre-approval under the policy, including the following:

•	the employment of non-executive officers who are immediate family members of a related party of Synovus so long as the annual compensation received by this person does not exceed $250,000, which employment is reviewed by the Committee at its next regularly scheduled meeting;

•	certain limited charitable contributions by Synovus, which transactions are reviewed by the Committee at its next regularly scheduled meeting; and

•	transactions between Synovus and TSYS, as these transactions are, in general, required by banking laws to be on substantially the same terms as those prevailing at the time for comparable transactions with non-related parties.

The policy does not apply to certain categories of transactions, including the following:

•	certain lending transactions between related parties and Synovus and any of its banking and brokerage subsidiaries;

•	certain other financial services provided by Synovus or any of its subsidiaries to related parties, including retail brokerage, deposit relationships, investment banking and other financial advisory services;

•	transactions subject to the TSYS Related Party Transaction Policy; and

•	transactions which occurred, or in the case of ongoing transactions, transactions which began, prior to the date of the adoption of the policy by the Synovus Board.

Related Party Transactions

During 2006, Synovus’ executive officers and directors (including their immediate family members and organizations with which they are affiliated) were also customers. In management’s opinion, the lending relationships with these directors and officers were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers and do not involve more than normal collection risk or present other unfavorable features. In addition to these lending relationships, some directors and their affiliated organizations provide services or otherwise do business with Synovus and its subsidiaries, and we in turn provide services, including retail brokerage and other financial services, or otherwise do business with the directors and their organizations, in each case in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other nonaffiliated persons.

On January 3, 2005, Synovus made a capital commitment of $60 million to TTP Fund II, L.P. (“TTP II”), which currently represents an approximately 75.4% interest in TTP II. As of January 29, 2007, Synovus had funded approximately 22% of its capital commitment. TTP II is managed by Total Technology Partners II, LLC, its general partner. The general partner of TTP II will receive a 20% carried interest in TTP II. As direct and indirect owners of carried interest units in the TTP II general partner, Synovus and Gardiner W. Garrard, III, the son of Gardiner W. Garrard, Jr. who serves as a director of Synovus and TSYS, will be entitled to receive approximately 15% and 42.5%, respectively, of any carried interest distributions made by TTP II to its general partner.

Synovus has made a capital commitment of $30 million to TTP Fund, L.P. (“TTP I”), a predecessor fund to TTP II. This capital commitment currently represents an approximately 79.8% interest in TTP I. As of January 29, 2007, Synovus had funded approximately 93.5% of its capital commitment. Synovus will receive a 5% carried interest in TTP I. TTP I is managed by Total Technology Partners, LLC, its general partner, which will receive a 15% carried interest in TTP I. Gardiner W. Garrard, III is entitled to receive 47.4% of any carried interest received by the general partner through his ownership interest in the general partner.

The general partner of each of the funds has entered into an agreement with Total Technology Ventures, LLC (“TTV”) pursuant to which TTV will provide investment management administrative services to each such general partner. Synovus and Gardiner W. Garrard, III hold percentage interests in TTV of 60% and 20%, respectively, and have capital commitments of $1,200,000, and $400,000, respectively, of which 75% have been funded. Synovus serves as the manager of TTV. Gardiner W. Garrard, III and an unrelated member of TTV share responsibility for the day-to-day operations of TTV. The fee payable quarterly by each general partner to TTV for the services provided equals the management fee received quarterly by such general partner from the fund it manages, subject to certain adjustments and reductions. The management fee payable to TTV by the general partner of TTP I and TTP II for such services during 2006 was $845,800, and $1,745,339, respectively. For his role as President and Chief Executive Officer of TTV and managing member of each general partner, Gardiner W. Garrard, III received $250,000 in compensation during 2006.

During 2006, Synovus and its wholly owned subsidiaries and TSYS paid the Sea Island Company $88,921 and $125,708, respectively, for various hospitality services. Alfred W. Jones III, a director of Synovus and TSYS, is an officer, director and shareholder of the Sea Island Company. James H. Blanchard, a director of Synovus and Chairman of the Executive Committee of TSYS, is a director of the Sea Island Company. The charges for these services are comparable to charges to similarly situated unrelated third parties for similar services at similar facilities.

Synovus leased various properties in Columbus, Georgia from W.C. Bradley Co. for office space and storage during 2006. The rent paid for the space was $1,340,754. During 2006, TSYS leased office space in Columbus, Georgia from W.C. Bradley Co. for lease payments of $767,732. Also during 2006, W.C. Bradley Co. paid a subsidiary of TSYS $1,475,252 for various printing services. In addition, Synovus purchased a parcel of real property in Columbus, Georgia from a subsidiary of W.C. Bradley Co. during 2006 for $2,272,750. The terms of the lease agreements and the real estate purchase agreement, and the charges for printing services are comparable to those provided for between similarly situated unrelated third parties in similar transactions.

CB&T and W.C.B. Air L.L.C. are parties to a Joint Ownership Agreement pursuant to which they jointly own or lease aircraft. W. C. Bradley Co. owns all of the limited liability company interests of W.C.B. Air. CB&T and W.C.B. Air have each agreed to pay fixed fees for each hour they fly the aircraft owned and/or leased pursuant to the Joint Ownership Agreement. CB&T paid an aggregate sum of $4,578,654 for use of the aircraft during 2006 pursuant to the terms of the Joint Ownership Agreement. This amount represents the charges incurred by CB&T and its affiliated corporations for use of the aircraft, and includes $2,745,709 for TSYS’ use of the aircraft, for which CB&T was reimbursed by TSYS. James H. Blanchard, a director of Synovus and Chairman of the Executive Committee of TSYS, is a director of W.C. Bradley Co. James D. Yancey, Chairman of the Board of CB&T and a director of Synovus and TSYS, is a director of W.C. Bradley Co. William B. Turner, Jr., Vice Chairman of the Board and President of W.C. Bradley Co., is a director of Synovus and CB&T. John T. Turner, William B. Turner, Jr.’s brother, is a director of W.C. Bradley Co. and a director of TSYS and CB&T. The payments to W.C. Bradley Co. by Synovus and its subsidiaries and the payments to Synovus and its subsidiaries by W.C. Bradley Co. represent less than 2% of W.C. Bradley Co.’s 2006 gross revenues.

During 2006, a banking subsidiary of Synovus leased office space in Daniel Island, South Carolina from DIBS Holdings, LLC for $170,203. Frank W. Brumley, a director of Synovus, is managing member of and holds a 30% equity interest in DIBS Holdings, LLC. The terms of the lease agreement are comparable to those provided for between similarly situated unrelated third parties in similar transactions.

During 2006, Synovus and its wholly owned subsidiaries and TSYS paid to Communicorp, Inc. $372,981 and $760,610, respectively, for printing, marketing and promotional services, which payments are comparable to payments between similarly situated unrelated third parties for similar services. Communicorp is a wholly owned subsidiary of Aflac Incorporated. Also during 2006, TSYS repurchased 820,800 of its shares from Aflac in a privately negotiated transaction for $16,416,000, which amount represented the fair market value of the TSYS stock on the date of the transaction. Daniel P. Amos, a director of Synovus, is Chief Executive Officer and a director of Aflac. The payments to Aflac and Communicorp by Synovus and its subsidiaries, including TSYS, represent less than .12% of Aflac’s 2006 gross revenues.

William Russell Blanchard, a son of director James H. Blanchard, was employed by a subsidiary of Synovus as a retail banking executive during 2006. William Russell Blanchard received $157,923 in compensation during 2006. William Fray McCormick, the son-in-law of director Richard Y. Bradley, was employed by a subsidiary of Synovus as a trust officer during 2006. Mr. McCormick received $122,392 in compensation for his services during the year. Roderick Cowan Hunter, the son-in-law of director James D. Yancey, was employed by a subsidiary of Synovus as a director of sales and marketing during 2006. Mr. Hunter received $143,181 in compensation during 2006. The compensation received by the employees listed above is determined under the standard compensation practices of Synovus.

With the exception of the purchase by Synovus of a parcel of real property from a subsidiary of W.C. Bradley Co. and the repurchase by TSYS of shares of its stock from Aflac, none of the transactions described above required review, approval or ratification under Synovus’ Related Party Transaction Policy as they occurred or began prior to the adoption of the policy by the Synovus Board. The repurchase by TSYS of shares of its stock from Aflac did not require review, approval or ratification under Synovus’ Related Party Transaction Policy as it is subject to TSYS’ Related Party Transaction Policy and was approved by TSYS’ Corporate Governance and Nominating Committee. The purchase of real property from a subsidiary of W.C. Bradley Co. was approved pursuant to Synovus’ Related Party Transaction Policy.

Other Information About Board Independence

In addition to the information set forth under the caption “Related Party Transactions” above, the Board also considered the following relationships in evaluating the independence of Synovus’ independent directors and determined that none of the relationships constitute a material relationship with Synovus:

•	Synovus provided lending and/or other financial services to each of Messrs. Amos, Bradley, Brumley, Floyd (who retired as a director in 2006), Goodrich, Hansford, Illges (who retired as a director during 2006), Lampton, Page, Purcell, Stith and Turner and Ms. Camp and Ms. Ogie, their immediate family members and/or their affiliated organizations during 2006 in the ordinary course of business and on substantially the same terms as those available to unrelated parties. These relationships meet the Board’s categorical standards for independence;

•	Two immediate family members of Mr. Turner were compensated as non-executive employees of Synovus during 2006, which employment was in accordance with the Board’s categorical standards for independence; and

•	Entities affiliated with Mr. Amos made minimal payments to or received payments from Synovus and/or TSYS for services in the ordinary course of business during 2006, which payments did not approach the 2% of consolidated gross revenues threshold set forth in the Board’s categorical standards for independence.

PRINCIPAL SHAREHOLDERS

The following table sets forth the number of shares of Synovus stock held by the only known holders of more than 5% of the outstanding shares of Synovus stock as of December 31, 2006.

Percentage of
	Shares of	Outstanding Shares
	Synovus Stock	of Synovus
Name and Address	Beneficially Owned	Stock Beneficially
of Beneficial	as of	Owned as
Owner	12/31/06	of 12/31/06

Synovus Trust Company, N.A.(1)	49,796,475(2)	15.3%
1148 Broadway
Columbus, Georgia 31901

(1)	The shares of Synovus stock held by Synovus Trust Company are voted by the President of Synovus Trust Company.

(2)	As of December 31, 2006, the banking, brokerage, investment advisory and trust company subsidiaries of Synovus, including CB&T through its wholly owned subsidiary, Synovus Trust Company, held in various fiduciary or advisory capacities a total of 49,810,282 shares of Synovus stock as to which they possessed sole or shared voting or investment power. Of this total, Synovus Trust Company held 41,053,179 shares as to which it possessed sole voting power, 46,208,985 shares as to which it possessed sole investment power, 420,093 shares as to which it possessed shared voting power and 2,928,404 shares as to which it possessed shared investment power. The other banking, brokerage, investment advisory and trust subsidiaries of Synovus held 13,807 shares as to which they possessed shared investment power. Synovus and its subsidiaries disclaim beneficial ownership of all shares of Synovus stock which are held by them in various fiduciary, advisory, non-advisory or agency capacities.

RELATIONSHIPS BETWEEN SYNOVUS, CB&T, TSYS AND
CERTAIN OF SYNOVUS’ SUBSIDIARIES
AND AFFILIATES

Beneficial Ownership of TSYS Stock by CB&T

The following table sets forth the number of shares of TSYS stock beneficially owned by CB&T, the only known beneficial owner of more than 5% of the issued and outstanding shares of TSYS stock, as of December 31, 2006.

Percentage of
	Shares of		Outstanding Shares
	TSYS Stock		of TSYS
Name and Address	Beneficially Owned		Stock Beneficially
of Beneficial	as of		Owned as
Owner	12/31/06		of 12/31/06

Columbus Bank and Trust Company	159,630,980	(1)(2)	81.1%
1148 Broadway
Columbus, Georgia 31901

(1)	CB&T individually owns these shares.

(2)	As of December 31, 2006, Synovus Trust Company, N.A. and the other banking, brokerage, investment advisory and trust company subsidiaries of Synovus held in various fiduciary or advisory capacities a total of 2,616,007 shares (1.3%) of TSYS stock. Of this total, Synovus Trust Company held 2,277,713 shares as to which it possessed sole voting power, 2,301,203 shares as to which it possessed sole investment power, 235,973 shares as to which it possessed shared voting power and 285,269 shares as to which it possessed shared investment power. The other banking, brokerage, investment advisory and trust subsidiaries of Synovus held 735 shares as to which they possessed shared investment power. Synovus and its subsidiaries disclaim beneficial ownership of all shares of TSYS stock which are held by them in various fiduciary, advisory, non-advisory and agency capacities.

CB&T, by virtue of its ownership of 159,630,980 shares, or 81.1% of the outstanding shares of TSYS stock on December 31, 2006, presently controls TSYS. Synovus presently controls CB&T.

Interlocking Directorates of Synovus, CB&T and TSYS

Four of the members of Synovus’ Board of Directors also serve as members of the Boards of Directors of TSYS and CB&T. They are Richard E. Anthony, Richard Y. Bradley, H. Lynn Page and James D. Yancey. Frederick L. Green, III, William B. Turner, Jr. and Elizabeth C. Ogie serve as members of the Board of Directors of CB&T. James H. Blanchard, Gardiner W. Garrard, Jr., Alfred W. Jones III and Mason H. Lampton serve as members of the Board of Directors of TSYS.

TSYS Stock Ownership of Directors and Management

The following table sets forth the number of shares of TSYS stock beneficially owned by each of Synovus’ directors, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of December 31, 2006.

				Shares of
	Shares of		Shares of	TSYS
	TSYS		TSYS	Stock
	Stock		Stock	Beneficially
	Beneficially		Beneficially	Owned		Percentage of
	Owned		Owned	with Sole	Total	Outstanding
	with Sole		with Shared	Voting	Shares of	Shares of
	Voting		Voting	and	TSYS	TSYS
	and		and	No	Stock	Stock
	Investment		Investment	Investment	Beneficially	Beneficially
	Power		Power	Power	Owned	Owned
	as of		as of	as of	as of	as of
Name	12/31/06		12/31/06	12/31/06	12/31/06	12/31/06

Daniel P. Amos	—		—	—	—	*
Richard E. Anthony	1,033		—	—	1,033	*
James H. Blanchard	668,961		360,480	—	1,029,441	1
Richard Y. Bradley	24,866		5,000	1,000	30,866	*
Frank W. Brumley	10,000		—	—	10,000	*
Elizabeth W. Camp	—		—	—	—	—
Gardiner W. Garrard, Jr.	24,008		—	1,000	25,008	*
T. Michael Goodrich	—		—	—	—	—
Frederick L. Green, III	—		154	—	154	*
G. Sanders Griffith, III	2,688		—	16,734	19,422	*
V. Nathaniel Hansford	1,613		—	—	1,613	*
Elizabeth R. James	17,543		—	—	17,543	*
Alfred W. Jones III	7,919		—	1,000	8,919	*
Mason H. Lampton	74,399	(1)	30,614	1,000	106,013	*
Elizabeth C. Ogie	7,200		44,881	—	52,081	*
H. Lynn Page	281,078		120,996	1,000	403,074	*
Thomas J. Prescott	1,200		—	—	1,200	*
J. Neal Purcell	2,000		—	—	2,000	*
Melvin T. Stith	—		—	—	—	—
William B. Turner, Jr.	—		576,000	—	576,000	*
James D. Yancey	568,751		42,730	1,000	612,481	*
Directors and Executive Officers as a Group (24 persons)	1,694,224		1,180,855	22,734	2,897,813	1.5

*	Less than one percent of the outstanding shares of TSYS stock.

(1)	Includes 50,000 shares of TSYS stock that were pledged as of December 31, 2006.

Transactions and Agreements Between Synovus, CB&T, TSYS and Certain of Synovus’ Subsidiaries

The terms of the transactions set forth below are comparable to those provided for between similarly situated unrelated third parties in similar transactions.

During 2006, CB&T and certain of Synovus’ other banking subsidiaries received electronic payment processing services from TSYS. During 2006, TSYS derived $5,084,399 in revenues from CB&T and certain of Synovus’ other banking subsidiaries for the performance of electronic payment processing services and $6,537,385 in revenues from Synovus and its subsidiaries for the performance of other data processing, software and business process management services.

TSYS and Synovus are parties to Lease Agreements pursuant to which Synovus leased from TSYS office space for lease payments aggregating $1,061,840 during 2006.

Synovus and TSYS are parties to Management Agreements pursuant to which Synovus provides certain management services to TSYS. During 2006, these services included human resource services, maintenance services, security services, communication services, corporate education services, travel services, investor relations services, corporate governance services, legal services, regulatory and statutory compliance services, executive management services performed on behalf of TSYS by certain of Synovus’ officers and financial services. As compensation for management services provided during 2006, TSYS paid Synovus aggregate management fees of $8,892,681. Management fees are subject to future adjustments based upon charges at the time by unrelated third parties for comparable services.

During 2006, Synovus Trust Company served as trustee of various employee benefit plans of TSYS. During 2006, TSYS paid Synovus Trust Company trustee’s fees under these plans of $826,249. Also during 2006, Synovus Investment Advisors, Inc., a subsidiary of Synovus, provided advisory services to various employee benefit plans of TSYS for advisory fees of $29,972.

During 2006, CB&T paid TSYS Total Debt Management, Inc., a subsidiary of TSYS, $541,375 for debt collection services.

During 2006, Columbus Depot Equipment Company, a wholly owned subsidiary of TSYS, and Synovus, CB&T and two of Synovus’ other subsidiaries were parties to Lease Agreements pursuant to which Synovus, CB&T and two of Synovus’ other subsidiaries leased from Columbus Depot Equipment Company computer related equipment for bankcard and bank data processing services for lease payments aggregating $9,380.

During 2006, Synovus and CB&T paid TSYS an aggregate of $1,823,624 for miscellaneous reimbursable items, such as data links, network services and postage, primarily related to processing services provided by TSYS.

During 2006, Synovus, CB&T and other Synovus subsidiaries paid to Columbus Productions, Inc., a wholly owned subsidiary of TSYS, $676,323 for printing services.

During 2006, CB&T leased office space from TSYS for lease payments of $39,405. In addition, TSYS leased furniture and equipment from CB&T during 2006 for lease payments of $101,592. Also during 2006, TSYS and its subsidiaries were paid $7,540,080 of interest by CB&T and certain of Synovus’ other banking subsidiaries in connection with deposit accounts with, and commercial paper purchased from, CB&T and certain of Synovus’ other banking subsidiaries. Furthermore, during 2006 TSYS paid CB&T and certain of Synovus’ other banking subsidiaries fees of $78,006 for the provision of other banking services.

TSYS has entered into an agreement with CB&T with respect to the use of aircraft owned or leased by CB&T and W.C.B. Air L.L.C. CB&T and W.C.B. Air are parties to a Joint Ownership Agreement pursuant to which they jointly own or lease aircraft. TSYS paid CB&T $2,745,709 for its use of the aircraft during 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Synovus’ officers and directors, and persons who own more than ten percent of Synovus stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish Synovus with copies of all Section 16(a) forms they file.

To Synovus’ knowledge, based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, Synovus believes that during the fiscal year ended December 31, 2006 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Amos reported two transactions late on two reports, each of Messrs. Anthony, Blanchard, Goodrich, Klepchick and Turner reported one transaction late on one report and Ms. Ogie reported three transactions late on one report.

SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for a shareholder proposal to be considered for inclusion in Synovus’ Proxy Statement for the 2008 Annual Meeting of Shareholders, the written proposal must be received by the Corporate Secretary of Synovus at the address below. The Corporate Secretary must receive the proposal no later than November 24, 2007. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Synovus Financial Corp.
1111 Bay Avenue, Suite 500
Columbus, Georgia 31901

For a shareholder proposal that is not intended to be included in Synovus’ Proxy Statement, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Secretary must receive this notice not earlier than December 24, 2007 and not later than February 7, 2008. The notice of a proposed item of business must provide information as required in the bylaws of Synovus which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own; and any material interest you have in the proposal.

The notice of a proposed director nomination must provide information as required in the bylaws of Synovus which, in general, require that the notice of a director nomination include your name, address and the number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws. You must submit the nominee’s consent to be elected and to serve. A copy of the bylaw requirements will be provided upon request to the Corporate Secretary at the address above.

GENERAL INFORMATION

Financial Information

A copy of Synovus’ 2006 Form 10-K will be furnished, without charge, by writing to the Corporate Secretary, Synovus Financial Corp., 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901. The Form 10-K is also available on Synovus’ home page on the Internet at www.synovus.com. Click on “Investor Relations,” “Financial Reports” and “SEC Filings.”

Solicitation of Proxies

Synovus will pay the cost of soliciting proxies. Proxies may be solicited on behalf of Synovus by directors, officers or employees by mail, in person or by telephone, facsimile or other electronic means. Synovus will reimburse brokerage firms, nominees, custodians, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners.

Householding

The Securities and Exchange Commission’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. Synovus is not householding proxy materials for its shareholders of record in connection with its 2007 Annual Meeting. However, we have been notified that certain intermediaries will household proxy materials. If you hold your shares of Synovus stock through a broker or bank that has determined to household proxy materials:

•	Only one Annual Report and Proxy Statement will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary;

•	You can contact Synovus by calling (706) 649-5220 or by writing Director of Investor Relations, Synovus Financial Corp., P.O. Box 120, Columbus, Georgia 31902 to request a separate copy of the Annual Report and Proxy Statement for the 2007 Annual Meeting and for future meetings or you can contact your bank or broker to make a similar request; and

•	You can request delivery of a single copy of Annual Reports or Proxy Statements from your bank or broker if you share the same address as another Synovus shareholder and your bank or broker has determined to household proxy materials.

The above Notice of Annual Meeting and Proxy Statement are sent by order of the Synovus Board of Directors.

Richard E. Anthony
Chairman of the Board and
Chief Executive Officer

March 23, 2007

APPENDIX A

SYNOVUS FINANCIAL CORP.
DIRECTOR INDEPENDENCE STANDARDS

The following independence standards have been approved by the Board of Directors and are included within Synovus’ Corporate Governance Guidelines.

A majority of the Board of Directors will be independent directors who meet the criteria for independence required by the NYSE. The Corporate Governance and Nominating Committee will make recommendations to the Board annually as to the independence of directors as defined by the NYSE. To be considered independent under the NYSE Listing Standards, the Board must determine that a director does not have any direct or indirect material relationship with the Company. The Board has established the following standards to assist it in determining director independence. A director is not independent if:

•	The director is, or has been within the last three years, an employee of the Company or an immediate family member is, or has been within the last three years, an executive officer of the Company.

•	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). (Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) is not taken into consideration under this independence standard).

•	(A) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

The following relationships will not be considered to be material relationships that would impair a director’s independence:

•	The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services (including financial services) in an amount which, in the prior fiscal year, is less than the greater of $1 million, or 2% of such other company’s consolidated gross revenues. (In the event this threshold is exceeded, and where applicable in the standards set forth below, the three year “look back” period referenced above will apply to future independence determinations).

•	The director or an immediate family member of the director is a partner of a law firm that provides legal services to the Company and the fees paid to such law firm by the Company

A-1

in the prior fiscal year were less than the greater of $1 million, or 2% of the law firm’s total revenues.

•	The director or an immediate family member of the director is an executive officer of a tax exempt organization and the Company’s contributions to the organization in the prior fiscal year were less than the greater of $1 million, or 2% of the organization’s consolidated gross revenues.

•	The director received less than $100,000 in direct compensation from the Company during the prior twelve month period, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	The director’s immediate family member received in his or her capacity as an employee of the Company (other than as an executive officer of the Company), less than $250,000 in direct compensation from the Company in the prior fiscal year, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	The director or an immediate family member of the director has, directly, in his or her individual capacities, or, indirectly, in his or her capacity as the owner of an equity interest in a company of which he or she is not an employee, lending relationships, deposit relationships or other banking relationships (such as depository, trusts and estates, private banking, investment banking, investment management, custodial, securities brokerage, insurance, cash management and similar services) with the Company provided that:

1) Such relationships are in the ordinary course of business of the Company and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

2) With respect to extensions of credit by the Company’s subsidiaries:

(a)	such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve, Sections 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities Exchange Act of 1934; and

(b) no event of default has occurred under the extension of credit.

For relationships not described above or otherwise not covered in the above examples, a majority of the Company’s independent directors, after considering all of the relevant circumstances, may make a determination whether or not such relationship is material and whether the director may therefore be considered independent under the NYSE Listing Standards. The Company will explain the basis of any such determinations of independence in the next proxy statement.

For purposes of these independence standards an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

For purposes of these independence standards “Company” includes any parent or subsidiary in a consolidated group with the Company.

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APPENDIX B

SYNOVUS FINANCIAL CORP.
DIRECTOR ELECTION BY MAJORITY VOTE GUIDELINES

The following director election by majority vote guidelines have been approved by the Board of Directors and are included within Synovus’ Corporate Governance Guidelines.

In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) will promptly tender his or her resignation following certification of the shareholder vote.

The Corporate Governance and Nominating Committee will promptly consider the resignation offer and recommend to the Board whether to accept or reject it, including rejecting the resignation on the condition that the underlying cause of the withheld votes be cured. In considering whether to accept the resignation, the Corporate Governance and Nominating Committee will consider all factors deemed relevant by members of the Corporate Governance and Nominating Committee, including, without limitation, the stated reasons why shareholders “withheld” votes for election from such director, the length of service and qualifications of the director whose resignation has been tendered, the director’s contribution to the Company and the Company’s Corporate Governance Guidelines.

The Board will act on the Corporate Governance and Nominating Committee’s recommendation no later than 90 days following certification of the shareholder vote. In considering the Corporate Governance and Nominating Committee’s recommendation, the Board will consider the factors considered by the Corporate Governance and Nominating Committee and such additional information and factors the Board believes to be relevant.

The Company will promptly disclose the Board’s decision whether to accept the director’s resignation offer (providing a full explanation of the process by which the decision was reached and the reasons for rejecting the resignation offer, if applicable) in a Form 8-K filed with the Securities and Exchange Commission.

To the extent that one or more directors’ resignations are accepted by the Board, the Corporate Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Any director who tenders his or her resignation pursuant to this provision will not participate in the Corporate Governance and Nominating Committee recommendation or Board action regarding whether to accept the resignation offer.

If a majority of the members of the Corporate Governance and Nominating Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote will appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept or reject them. This Board committee may, but need not, consist of all of the independent directors who did not receive a Majority Withheld Vote or those independent directors who were not standing for election.

This corporate governance guideline will be summarized or included in each proxy statement relating to an election of directors of the Company.

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Synovus Financial Corp.
2007 Omnibus Plan
Effective April 25, 2007

Synovus Financial Corp.
2007 Omnibus Plan
Effective April 25, 2007
Article 1. Establishment, Purpose, and Duration
     1.1 Establishment. Synovus Financial Corp. (hereinafter referred to as the “Company”) hereby establishes an incentive compensation plan to be known as Synovus Financial Corp. 2007 Omnibus Plan (hereinafter referred to as the “Plan”), as set forth in this document.
     The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, and Other Stock-Based Awards.
     The Plan shall become effective on the date that it is approved by the Company’s shareholders (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.
     1.2 Purpose of the Plan. The purpose of the Plan is to advance the interests of the Company and its shareholders through Awards that give Employees and Directors a personal stake in the Company’s growth, development and financial success. Awards under the Plan will motivate Employees and Directors to devote their best efforts to the business of the Company. They will also help the Company attract and retain the services of Employees and Directors who are in a position to make significant contributions to the Company’s future success.
     1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan’s termination, no new Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions, including the terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) the date the Plan is adopted by the Board, or (b) the Effective Date.
     1.4 No More Grants Under Prior Plan. After the Effective Date, no more grants will be made under the Prior Plan.
Article 2. Definitions
     Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
2.1	“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

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2.3	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4	“Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 promulgated under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8	“Change of Control” means any of the following events: (a) the acquisition by any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company or a subsidiary or any Company employee benefit plan (including its trustee)), of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total number of shares of the Company’s then outstanding securities; (b) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the total number of shares of the Company’s outstanding securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership,

2

immediately prior to such Business Combination, of the total number of shares of the Company’s outstanding securities, (ii) no Person (excluding any corporation resulting from such Business Combination, or any employee benefit plan (including its trustee) of the Company or such corporation resulting from such Business Combination beneficially owns, directly or indirectly, 20% or more of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination and (iii) at least two-thirds (2/3) of the members of the board of directors of the Corporation resulting from such Business Combination.

A “Change of Control” shall not result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent, nor from any transaction initiated by the Company in regard to converting from a publicly traded company to a privately held company.

2.9	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11	“Company” means Synovus Financial Corp., a Georgia corporation, and any successor thereto as provided in Article 19 herein.

2.12	“Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (a) ninety (90) days after the beginning of the Performance Period, or (b) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13	“Director” means any individual who is a member of the Board of Directors of the Company.

2.14	“Effective Date” has the meaning set forth in Section 1.1.

2.15	“Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such

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individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.16	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17	“Fair Market Value” or “FMV” means a price that is based on the closing price of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

2.18	“Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7.

2.19	“Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.20	“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.21	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option that is intended to meet the requirements of Code Section 422 or any successor provision.

2.22	“Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23	“Nonemployee Director” means a Director who is not an Employee.

2.24	“Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.25	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

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2.27	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.28	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.29	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.30	“Performance-Based Compensation” with respect to Covered Employees, means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.31	“Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.32	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.33	“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34	“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.35	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.36	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.37	“Plan” means the Synovus Financial Corp. 2007 Omnibus Plan.

2.38	“Plan Year” means the calendar year.

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2.39	“Prior Plan” means the Synovus Financial Corp. 2000 Long-Term Incentive Plan and the Synovus Financial Corp. 2002 Long-Term Incentive Plan.

2.40	“Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 8.

2.41	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.42	“Share” means a share of common stock of the Company, par value $1.00 per share.

2.43	“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.44	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
Article 3. Administration

     3.1 General. The Plan shall be administered by the Committee, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals or entities, any of which may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding on the Participants, the Company, and all other interested individuals.
     3.2 Authority of the Committee. The Committee is authorized and empowered to administer the Plan and, subject to the provisions of the Plan, shall have full power to (i) designate Employees and Directors to be recipients of Awards; (ii) determine the type and size of Awards; (iii) determine the terms and conditions of Awards; (iv) certify satisfaction of performance goals for purposes of satisfying the requirements of Code Section 162(m); (v) construe and interpret the terms of the Plan and any Award Agreement or other instrument entered into under the Plan; (vi) establish, amend, or waive rules and regulations for the Plan’s administration; (vii) subject to the provisions of Section 4.4., authorize conversion or substitution under the Plan of any or all outstanding option or other awards held by service providers of an entity acquired by the Company on terms determined by the Committee (without regard to limitations set forth in Section 6.3 and 7.5); (viii) subject to the provisions of Articles 15 and 17, amend the terms and conditions of any outstanding Award; (ix) grant Awards as an alternative to, or as the form of payment for, grants or rights earned or due under compensation plans or similar arrangements of the Company; and (x) make any other determination and take any other action that it deems necessary or desirable for the administration of the Plan.
     3.3 Delegation. To the extent permitted by law and applicable rules of a stock exchange, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the type and size of any such Awards; provided, however: (i) the authority to make Awards to any Nonemployee Director or to any Employee who is considered an

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Insider may not be delegated; (ii) the resolution providing such authorization shall set forth the total number of Shares and Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
Article 4. Shares Subject to This Plan and Maximum Awards
     4.1 Number of Shares Available for Awards.
(a)	Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be:
(i)	18,000,000 Shares, plus

(ii)	The number of Shares subject to outstanding awards under the Prior Plan as of the Effective Date, that, after the Effective Date, cease to be outstanding other than by reason of their having been exercised for, or settled in, vested and nonforfeitable Shares.
(b)	The maximum number of Shares of the Share Authorization that may be issued pursuant to Full Value Awards under this Plan shall be 9,000,000.

(c)	The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be 9,000,000.

(d)	Subject to adjustment in Section 4.4, the maximum number of Shares of the Share Authorization that may be issued to Nonemployee Directors shall be 500,000 Shares, and no Nonemployee Director may be granted an Award covering more than 10,000 Shares in any Plan Year, except that this annual limit on Nonemployee Director Awards shall be increased to 50,000 Shares for any Nonemployee Director serving as Chairman of the Board; provided, however, that in the Plan Year in which an individual is first appointed or elected to the Board as a Nonemployee Director, such individual may be granted an Award covering up to an additional 50,000 Shares (a “New Nonemployee Director Award”).

(e)	Except with respect to a maximum of five percent (5%) of the Share Authorization, any Full Value Awards which vest on the basis of the Employee’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three- (3-) year period and any Full Value Awards which vest upon the attainment of performance goals shall provide for a Performance Period of at least twelve (12) months.
     4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not

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involving Shares, shall be available again for grant under this Plan. However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Further, any Shares withheld to satisfy tax withholding obligations on Awards issued under the Plan, Shares tendered to pay the exercise price of Awards under the Plan, and Shares repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be returned as available Shares under the Plan. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.
     4.3 Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:
(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be 4,000,000.

(b)	SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be 4,000,000.

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be 2,000,000.

(d)	Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be 2,000,000 Shares if such Award is payable in Shares, or equal to the value of 100,000 Shares if such Award is payable in cash or property other than Shares, determined as of the earlier of the vesting or the payout date, as applicable.

(e)	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed $2,000,000.00.

(f)	Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be 2,000,000.
     4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, number of outstanding Shares or

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distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, or other value determinations applicable to outstanding Awards, with the specific adjustments to be determined by the Committee in its sole discretion.
     The Committee shall make appropriate adjustments to any other terms of any outstanding Awards under this Plan to reflect such changes or distributions, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
     Subject to the provisions of Article 17 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.
Article 5. Eligibility and Participation
     5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors.
     5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time in its sole discretion, select from the individuals eligible to participate, those to whom Awards shall be granted.
Article 6. Stock Options
     6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.
     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

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     6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.
     6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.
     6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
     Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, or by complying with any alternative exercise procedures the Committee may authorize.
     6.6 Payment. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.
     Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
     Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
     6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

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     6.8 Termination of Employment/Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.
Article 7. Stock Appreciation Rights
     7.1 Grant of SARs. Subject to the terms and conditions of this Plan, Freestanding SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted SARs to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.
     Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.
     The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.
     7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
     7.3 Term of SAR. The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.
     7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
     7.5 Settlement of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.
     At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

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     7.6 Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
     7.7 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.
Article 8. Restricted Stock and Restricted Stock Units
     8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.
     8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
     8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.
     To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.
     8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan

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may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Synovus Financial Corp. 2007 Omnibus Plan and a Restricted Stock Award Agreement entered into between the registered owner and Synovus Financial Corp. Copies of such Plan and Agreement are on file in the offices of Synovus Financial Corp., 1111 Bay Avenue, Suite 500, Columbus, Georgia, 31901.”
     8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
     8.6 Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
     8.7 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
Article 9. Performance Units/Performance Shares
     9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.
     9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.
     9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

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     9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
     9.5 Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
Article 10. Cash-Based Awards and Other Stock-Based Awards
     10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.
     10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
     10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
     10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or any Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.
     10.5 Termination of Employment/Service. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be

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determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
Article 11. Transferability of Awards
     11.1 Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.
     11.2 Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).
Article 12. Performance Measures
     12.1 Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expense targets;

(l)	Margins;

(m)	Operating efficiency;

(n)	Market share;

(o)	Customer satisfaction;

(p)	Unit volume;

(q)	Working capital targets and change in working capital;

(r)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

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(s)	Asset growth;

(t)	Non-interest expense as a percentage of total expense;

(u)	Loan charge-offs as a percentage of total loans;

(v)	Number of cardholder, merchant and/or other customer accounts processed or converted; and

(w)	Successful negotiation or renewal of contracts with new or existing customers.
     Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.
     12.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of achievement of Performance Measures may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
     12.3 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination, as the Committee determines.
     12.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.
Article 13. Nonemployee Director Awards
     From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: (i) the number of Board committees on which a Nonemployee Director serves; (ii) service of a Nonemployee Director as the chair of a Board committee; (iii)

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service of a Nonemployee Director as Chairman of the Board; or (iv) the initial selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the foregoing, the Board shall grant such Awards to Nonemployee Directors, as it shall from time to time determine.
Article 14. Dividends and Dividend Equivalents
     Any Participant selected by the Committee may be granted dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. The dividends or dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.
Article 15. Change of Control
     Notwithstanding any other provision of the Plan to the contrary, unless the Committee specifies otherwise in an Award Agreement, in the event of a Change of Control: (i) any Options and Stock Appreciation Rights which are outstanding immediately prior to the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; (ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant; and (iii) the restrictions and deferral limitations and other conditions applicable to any other Awards under the Plan shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.
Article 16. Rights of Participants
     16.1 Employment/Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.
     Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
     16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.
     16.3 Rights as a Shareholder. Except as otherwise provided herein or in any Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

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Article 17. Amendment, Modification, Suspension, and Termination
     17.1 Amendment, Modification, Suspension, and Termination. Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, repurchased for cash when the Fair Market Value of a Share is lower than the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.
     17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events, other than those described in Section 4.4 hereof, affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
     17.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 17.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
     17.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.
Article 18. Withholding
     18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
     18.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be

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irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Article 19. Successors
     All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 20. General Provisions
     20.1 Forfeiture Events.
(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

In addition, in the event of an accounting restatement, the Committee in its sole and exclusive discretion may require that any Participant reimburse the Company all or part of the amount of any payment in settlement of any Award granted hereunder.
     20.2 Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
     20.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

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     20.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     20.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, the NYSE or other national securities exchanges as may be required.
     20.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
     20.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     20.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
     20.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:
(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan.

(b)	Determine which Employees or Directors outside the United States are eligible to participate in this Plan.

(c)	Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws.

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices.

20

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
     Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted that would violate applicable law.
     20.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
     20.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
     20.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
     20.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee annual incentive awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
     20.14 Deferred Compensation. Notwithstanding any other provision of the Plan, the Committee may cause any Award to comply with or to be exempt from Section 409A of the Code and may interpret this Plan in any manner necessary to ensure that Awards under the Plan comply with or are exempt from Section 409A of the Code. In the event that the Committee determines that an Award should comply with or be exempt from Section 409A and that a Plan provision or Award Agreement provision is necessary to ensure that such Award complies with or is exempt from Section 409A of the Code, such provision shall be deemed included in the Plan or such Award Agreement.
     20.15 Nonexclusivity of This Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

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     20.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.
     20.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Georgia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Georgia to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
     20.18 Indemnification. Subject to requirements of Georgia law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by the Participant in connection with or resulting from any claim, action, suit, or proceeding to which the Participant may be a party or in which the Participant may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by the Participant in settlement thereof, with the Company’s approval, or paid by the Participant in satisfaction of any judgment in any such action, suit, or proceeding against the Participant, provided the Participant shall give the Company an opportunity, at its own expense, to handle and defend the same before the Participant undertakes to handle and defend it on the Participant’s own behalf, unless such loss, cost, liability, or expense is a result of the Participant’s own willful misconduct or except as expressly provided by statute.
     The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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PROXY	Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

CERTIFICATE OF BENEFICIAL OWNER
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3 AND “AGAINST’ PROPOSAL 4.	INSTRUCTIONS: Please provide the required information. THIS CERTIFICATE MUST BE SIGNED TO BE VALID. If you do not complete and sign this Certificate of Beneficial Owner, your shares covered by the Proxy to the left will be voted on the basis of one vote per share.

1.	To elect the following 18 individuals as directors:	For ☐	Withhold ☐	For All Except ☐	A. Are you the beneficial owner, in all capacities, of more than 1,139,063 shares of Synovus Common Stock?
If you answered “No” to Question A, do not answer B or C. Your shares represented by the Proxy to the left are entitled to ten votes per share.	Yes ☐	No ☐

(01) Daniel P. Amos	(10) V. Nathaniel Hansford
(02) Richard E. Anthony	(11) Alfred W. Jones III
(03) James H. Blanchard	(12) Mason H. Lampton
(04) Richard Y. Bradley	(13) Elizabeth C. Ogie
(05) Frank W. Brumley	(14) H. Lynn Page
(06) Elizabeth W. Camp	(15) J. Neal Purcell
(07) Gardiner W. Garrard, Jr.	(16) Melvin T. Stith
(08) T. Michael Goodrich	(17) William B. Turner, Jr.
(09) Frederick L. Green, III	(18) James D. Yancey

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “For All Except” box and strike a line through the nominee’s name in the list above. Your shares will be voted for the remaining nominee(s).
B. If your answer to question A was “Yes”, have you acquired more than 1,139,063 shares of Synovus Common Stock since February 20, 2003 (including shares received as a stock dividend)?
If you answered “No” to Question B, do not answer Question C. Your shares represented by the Proxy to the left are entitled to ten votes per share.	Yes ☐	No ☐

2.	To approve the Synovus Financial Corp. 2007 Omnibus Plan.	For ☐	Against ☐	Abstain ☐

3.	To ratify the appointment of KPMG LLP as Synovus’ independent auditor for the year 2007.	For ☐	Against ☐	Abstain ☐	C. If you answered “Yes” to Question B, please describe below the date and nature of your acquisition of all shares of Synovus Common Stock you have acquired since February 20, 2003 (including shares acquired as a result of a stock dividend). Your response to Question C will determine which of the shares represented by the Proxy will be entitled to ten votes per share.

4.	To consider a shareholder proposal regarding director election by majority vote.	For ☐	Against ☐	Abstain ☐	To the best of my knowledge and belief, the information provided herein is true and correct. I understand that the Board of Directors of Synovus Financial Corp. may require me to provide additional information or evidence to document my beneficial ownership of these shares and I agree to provide such evidence if so requested.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.
NOTE BOTH SIGNATURE LINES ARE REQUIRED WHEN CERTIFYING YOUR SHARES

Shareholder sign here		Date	Shareholder sign here		Date

Co-owner sign here		Date	Co-owner sign here		Date

	Sign Here to Vote Your			Sign Here to Certify
	Shares			Your Shares

∆ FOLD AND DETACH HERE ∆
Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect(R) at
www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
Vote by Internet or Telephone or Mail — 24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone
http://www.proxyvoting.com/snv		1-866-540-5760		Mail
Use the Internet to vote your	OR	Use any touch-tone	OR	Mark, sign and date
proxy. Have your proxy card in		telephone to vote your		your proxy card
hand when you access the web		proxy. Have your proxy		and
site.		card in hand when you call.		return it in the
enclosed postage-paid
envelope.
If you vote your proxy on the Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement on the Internet at www.synovus.com/annual2006

SYNOVUS FINANCIAL CORP.
POST OFFICE BOX 120, COLUMBUS, GEORGIA 31902-0120
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 25, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
By signing on the reverse side, I hereby appoint Thomas J. Prescott and Liliana McDaniel as Proxies, each of them singly and each with power of substitution, and hereby authorize them to represent and to vote as designated below all the shares of common stock of Synovus Financial Corp. held on record by me or with respect to which I am entitled to vote on February 20, 2007 at the Annual Meeting of Shareholders to be held on April 25, 2007 or any adjournment or postponement thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.
The Board of Directors is not aware of any matters likely to be presented for action at the Annual Meeting of Shareholders other than the matters listed herein. However, if any other matters are properly brought before the Annual Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best judgement. This Proxy is revocable at any time prior to its use.
By signing on the reverse side, I acknowledge receipt of NOTICE of the ANNUAL MEETING and the PROXY STATEMENT and hereby revoke all Proxies previously given by me for the ANNUAL MEETING.
IN ADDITION TO VOTING AND SIGNING THE PROXY, YOU MUST ALSO COMPLETE AND SIGN THE CERTIFICATION TO BE ENTITLED TO TEN VOTES PER SHARE.
Address Change/Comments (Mark the corresponding box on the reverse side)
▲ FOLD AND DETACH HERE ▲
IF YOU DO NOT VOTE BY PHONE OR OVER THE INTERNET, PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Please sign exactly as your name appears on this Proxy. When shares are held by joint tenants, both must sign. When signing in a fiduciary or representative capacity, give your full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.